Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT, dated as of October 28, 2025 (this “Amendment”), among Phillip Street Middle Market Lending Investments LLC, as the borrower (the “Borrower”), Phillip Street Middle Market Lending Fund LLC, as the collateral manager (the “Collateral Manager”), Ally Bank, as the arranger (the “Arranger”), as the administrative agent (the “Administrative Agent”) and as the swingline lender (the “Swingline Lender”), the Lenders party hereto, and State Street Bank and Trust Company, as the collateral custodian (the “Collateral Custodian”).

WHEREAS, the Borrower, the Collateral Manager, the Arranger, the Swingline Lender, the other Lenders from time to time parties thereto, the Administrative Agent, Phillip Street Middle Market Lending Fund LLC, as the transferor, Phillip Street Middle Market Lending Investment Holdings LLC, as the equityholder and the Collateral Custodian are party to the Loan, Security and Collateral Management Agreement, dated as of February 10, 2023 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the parties hereto desire to amend the Loan Agreement in accordance with Section 12.1 of the Loan Agreement and subject to the terms and conditions set forth herein; and

WHEREAS, the Administrative Agent hereby authorizes and directs the Collateral Custodian to execute and deliver this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.  Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

SECTION 2.1.  Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement shall be amended as follows:

(a)  to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-

underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto; and

(b)  to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules to the Loan Agreement attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1.  Each of the Borrower and the Collateral Manager hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1.  This Amendment shall become effective upon the satisfaction of each of the following conditions:

(a)  the execution and delivery of this Amendment by each party hereto; and

(b)  all reasonable and documented out-of-pocket fees (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) due to the Administrative Agent on or prior to the effective date of this Amendment shall have been paid in full.

ARTICLE V

Miscellaneous

SECTION 5.1.  Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to

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the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.3.  Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes.

SECTION 5.4.  Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts (including by electronic means, .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the other parties hereto, as applicable), all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. No party hereto or to the Loan and Security Agreement shall have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 5.5.  Electronic Signatures. The words “execution,” “signed,” “signature,” and words of similar import herein shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.6.  Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7.  Collateral Custodian. The Collateral Custodian shall be entitled to all rights, protections, immunities and indemnities set forth in the Loan Agreement as if fully set forth in this Amendment. The Collateral Custodian is hereby directed to execute and deliver this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC, as Borrower

By: Phillip Street Middle Market Lending Fund LLC, its Designated Manager

By:	/s/ Tucker Greene
Name: Tucker Greene
Title: Vice President

[Signature Page to Amendment No. 4 to Loan, Security and Collateral Management Agreement (T-Corp)]

PHILLIP STREET MIDDLE MARKET LENDING FUND LLC, as Collateral Manager

By:	/s/ Tucker Greene
Name: Tucker Greene
Title: Vice President

[Signature Page to Amendment No. 4 to Loan, Security and Collateral Management Agreement (T-Corp)]

ALLY BANK, as Administrative Agent, as Swingline Lender and as Arranger

By:	/s/ Stephanie Read
Name: Stephanie Read
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Loan, Security and Collateral Management Agreement (T-Corp)]

ALLY BANK, as a Lender

By:	/s/ Stephanie Read
Name: Stephanie Read
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Loan, Security and Collateral Management Agreement (T-Corp)]

WEBSTER BANK, N.A., as a Lender

By:	/s/ Yan Cheng
Name: Yan Cheng
Title: Managing Director

[Signature Page to Amendment No. 4 to Loan, Security and Collateral Management Agreement (T-Corp)]

MITSUBISHI HC CAPITAL AMERICA, INC., as a Lender

By:	/s/ Candace Pavliscak
Name: Candace Pavliscak
Title: Senior Vice President

[Signature Page to Amendment No. 4 to Loan, Security and Collateral Management Agreement (T-Corp)]

STATE STREET BANK AND TRUST COMPANY, as Collateral Custodian

By:	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

[Signature Page to Amendment No. 4 to Loan, Security and Collateral Management Agreement (T-Corp)]

Appendix A

EXECUTION VERSION

CONFORMED THROUGH ~~THIRD~~FOURTH AMENDMENT DATED ~~DECEMBER 20,~~

~~2024~~OCTOBER 28, 2025

U.S. $~~500,000,000~~480,000,000

LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT

by and among

PHILLIP STREET MIDDLE MARKET LENDING FUND LLC,

as the Collateral Manager and Transferor

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENT HOLDINGS LLC,

as the Equityholder

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC,

as the Borrower

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

ALLY BANK,

as the Administrative Agent and the Arranger

and

STATE STREET BANK AND TRUST COMPANY,

as the Collateral Custodian

Dated as of February 10, 2023

EXHIBITS

EXHIBIT A-1	Form of Funding Notice

EXHIBIT A-2	Form of Repayment Notice

EXHIBIT A-3	Form of Reinvestment Notice

EXHIBIT A-4	Form of Borrowing Base Certificate

EXHIBIT A-5	Form of Incumbency Certificate

EXHIBIT A-6	Form of Quarterly Payment Date Report

EXHIBIT A-7	[Reserved]

EXHIBIT A-8	Form of ~~Notice of Continuation~~Monthly Collections Disbursement Request

EXHIBIT A-9	Form of Disbursement Request

EXHIBIT A-10	Form of Commitment Reduction Notice

EXHIBIT B-1	Form of Promissory Note

EXHIBIT B-2	Form of Swingline Note

EXHIBIT C	Form of Officer’s Certificate as to Solvency

EXHIBIT D	Form of Officer’s Closing Certificate

EXHIBIT E	[Reserved]

EXHIBIT F	Form of Compliance Certificate

EXHIBIT G	Form of Transferee Letter

EXHIBIT H	Form of Joinder Supplement

EXHIBIT I-1	Form of U.S. Tax Compliance Certificate – For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

EXHIBIT I-2	Form of U.S. Tax Compliance Certificate – For Foreign Participants that are not Partnerships For U.S. Federal Income Tax Purposes

EXHIBIT I-3	Form of U.S. Tax Compliance Certificate – For Foreign Participants that are Partnerships For U.S. Federal Income Tax Purposes

EXHIBIT I-4	Form of U.S. Tax Compliance Certificate – For Foreign Lenders that are Partnerships For U.S. Federal Income Tax Purposes

EXHIBIT J	[Reserved]

EXHIBIT K	Form of Assignment and Assumption

EXHIBIT L	Form of Annual Statement as to Compliance

SCHEDULES

SCHEDULE I	Loan Party Names

SCHEDULE II	Loan List

SCHEDULE III	[Reserved]

SCHEDULE IV	Agreed-Upon Procedures

SCHEDULE V	GICS Industry Classifications

ANNEXES

ANNEX A	Addresses for Notices

ANNEX B	Commitments

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LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT

THIS LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of February 10, 2023, by and among:

(1)  PHILLIP STREET MIDDLE MARKET LENDING FUND LLC, a Delaware limited liability company, as the Collateral Manager (as hereinafter defined) and as the Transferor (as hereinafter defined);

(2)  PHILLIP STREET MIDDLE MARKET LENDING INVESTMENT HOLDINGS LLC, a Delaware limited liability company, as the Equityholder (as hereinafter defined);

(3)  PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC, a Delaware limited liability company, as the borrower (the “Borrower”);

(4)  EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender”, collectively, the “Lenders”);

(5)  ALLY BANK (together with its successors and assigns, “Ally Bank”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”), as the swingline lender (together with its successors and assigns in such capacity, the “Swingline Lender”) and as Arranger; and

(6)  STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Loan Advances and Swingline Advances from time to time for the purchase of certain Eligible Loans from the Equityholder pursuant to the Equityholder Sale Agreement and for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless . the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”: Any of the Collateral Account, the General Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Pre-Funded Loan Account, the Pre-Funded Equity Account (if any) and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent or the Collateral Custodian for convenience in administering such accounts. For the avoidance of doubt, the Borrower may elect not to create or maintain a Pre-Funded Equity Account.

“Account Control Agreement”: The securities account control agreement, dated as of the date hereof, among the Borrower, as the pledgor, the Administrative Agent and the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Accrual Period”: With respect to (a) the first Quarterly Payment Date, the period from and including the Effective Date to but excluding the Quarterly Determination Date preceding the first Quarterly Payment Date, and (b) any subsequent Quarterly Payment Date, the period from and including the Quarterly Determination Date preceding the previous Quarterly Payment Date to but excluding the Quarterly Determination Date preceding the current Quarterly Payment Date (or, in the case of the final Quarterly Payment Date, to and including such Quarterly Payment Date).

“Adjusted Borrowing Value”: For any Loan, for any date of determination, an amount equal to the Assigned Value of such Loan at such time multiplied by the Outstanding Balance of such Loan at such time.

“Administrative Agent”: Ally Bank, in its capacity as the administrative agent for the Lenders hereunder, together with its permitted successors and permitted assigns, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All amounts (including indemnification payments) due or accrued and payable by the Borrower to any Person incurred in connection with any Transaction Document (the payment of which is not expressly otherwise provided for therein,

e.g., principal on Advances Outstanding and Interest hereunder and Collateral Custodian Fees) or Collateral, including, but not limited to, any third party service provider to the Borrower, any Lender, the Collateral Custodian or the Securities Intermediary, accountants, agents, independent directors, rating agencies and counsel of any of the foregoing for fees and expenses or any other Person in respect of any other fees, expenses, or other payments (including indemnification payments).

“Administrative Questionnaire”: An administrative questionnaire in a form supplied by the Administrative Agent.

“Advance Date”: With respect to any Loan Advance, the date on which such Loan Advance is made.

“Advance Rate”: As follows:

(a)  with respect to First Lien Loans for which the applicable Obligor has EBITDA less than $10,000,000, ~~sixty~~sixty-five percent (~~60.00~~65.00%);

(b)  with respect to (x) First Lien Loans for which the applicable Obligor has EBITDA greater than or equal to $10,000,000 but less than $50,000,000, seventy-five percent (75.00%) and (y) Tower Cash Flow Loans that satisfy the definition of “First Lien Loan” other than the first parenthetical therein, seventy percent (70.00%);

(c)  subject to the following clause (d), with respect to First Lien Loans for which the applicable Obligor has EBITDA greater than or equal to $50,000,000, ~~seventy-two~~seventy-seven percent (~~72.00~~77.00%);

(d)  with respect to First Lien Loans for which the applicable Obligor (x) has EBITDA greater than or equal to $50,000,000 and (y) has a Specified Rating ~~so long as at least two current quotes for such debt exist from brokers acceptable to the Administrative Agent in its sole discretion, seventy five~~, eighty percent (~~75.00~~80.00%);

(e)  with respect to Recurring Revenue Loans, sixty percent (60.00%);

(f)  with respect to First Lien Last Out Loans, fifty percent (50.00%);

(g)  with respect to Tower Cash Flow Loans that satisfy the definition of “First Lien Last Out Loan” other than the first parenthetical therein, sixty percent (60.00%);

(h)  with respect to Second Lien Loans for which the applicable Obligor has EBITDA greater than or equal to $50,000,000, forty-five percent (45.00%); and

(i)  with respect to Second Lien Loans for which the applicable Obligor has EBITDA less than $50,000,000, thirty percent (30.00%).

“Advances Outstanding”: On any day, the aggregate principal amount of all Loan Advances outstanding on such day, after giving effect to all repayments of Loan Advances and the making of new Loan Advances on such day.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor or for purposes of the definitions of “Excess Concentration Limit” or “Obligor”, the term Affiliate shall not include any Affiliate relationship which may exist among Obligors solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For the avoidance of doubt, for the purposes of determining whether an Obligor is an Affiliate of any Loan Party, the term Affiliate shall still include any Affiliate relationship which may exist as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20.00% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Permitted DDTL Unfunded Exposure Equity Amount”: An amount equal to the sum of the Permitted DDTL Unfunded Exposure Equity Amounts of all Delayed Draw (Unfunded) Loans (or portion thereof) included in the Collateral.

“Aggregate Unfunded Exposure Amount”: On any date of determination, the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral.

“Aggregate Unfunded Exposure Equity Amount”: On any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Revolving Loans included in the Collateral.

“Agreed-Upon Procedures Report”: The meaning specified in Section 5.1(t)(v).

“Agreement”: The meaning specified in the Preamble.

“Ally Bank”: The meaning specified in the Preamble.

“Anti-Corruption Laws”: The Applicable Law in any jurisdiction that relates to anti-bribery or anti-corruption laws, regulations or ordinances, including the U.S. Foreign Corrupt Practices Act of 1977, as amended; and the U.K. Bribery Act 2010, as amended.

“Anti-Money Laundering Laws”: The Applicable Law in any jurisdiction that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Collateral Value”: With respect to Eligible Loans relating to (i) Tier 3 Obligors, eighty-five percent (85.00%) (ii) Tier 2 Obligors, ninety-two and one-half percent (92.50%), and (iii) Tier 1 Obligors, one hundred percent (100.00%).

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such

Person or property (including, without limitation, Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Leverage Ratio”: (a) With respect to First Lien Loans, the Obligor Net Senior Leverage Ratio of the applicable Obligor, (b) with respect to First Lien Last Out Loans and Second Lien Loans, Obligor Net Total Leverage Ratio of the applicable Obligor, (c) with respect to Recurring Revenue Loans, the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor and (d) with respect to Tower Cash Flow Loans, the Obligor Tower Cash Flow Multiple of the applicable Obligor.

“Applicable Spread”: A rate per annum equal to, with respect to any Loan Advance bearing interest at the Benchmark, on and after the Third Amendment Effective Date, (i) so long as no Event of Default has occurred and is continuing, ~~2.25~~1.85% or (ii) with respect to any past due amounts, either (x) upon request of the Required Lenders (which may be retroactive to the date upon which such Event of Default occurred) if an Event of Default (other than an Event of Default described in Section 9.1(h) with respect to the Borrower) has occurred and is continuing, ~~4.25~~3.85 % or (y) if an Event of Default described in Section 9.1(h) has occurred with respect to the Borrower, ~~4.25~~3.85%.

“Approved Foreign Country”: Australia, Belgium, Canada, France, Germany, Italy, the Republic of Ireland, the Netherlands, Spain and the United Kingdom, or such other foreign country approved by the Administrative Agent in its sole discretion.

“Approved Foreign Currency”: AUD, CAD, EUR and GBP or such other foreign currency approved by the Administrative Agent in its sole discretion.

“Approved Foreign Currency Reserve”: At any time, an amount equal to three percent (3.00%) of the Adjusted Borrowing Value of all Eligible Loans for which the Eligible Loan is denominated in an Approved Foreign Currency to the extent the Approved Foreign Currency of such Eligible Loan is not hedged for the benefit of the Borrower in form and substance reasonably satisfactory to the Administrative Agent.

“Approved Fund”: Any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Valuation Firm”: With respect to each Loan, (a) each of Houlihan Lokey, Inc., Lincoln Partners Advisors, LLC, Kroll Inc., Duff & Phelps LLC, Murray, Devine and Company, Valuation Research Corporation, Media Cap Advisors, Inc., TAP Advisors, and (b) any other independent appraisal firm or independent financial advisor recognized as being experienced in conducting valuations of loans consented to by the Borrower and the Administrative Agent.

“Assigned Value”:

(a)  With respect to each Loan, as of any Measurement Date, the Assigned Value of such Loan shall be the least of (i) the Purchase Price, (ii) the Applicable Collateral Value and (iii) if a Value Adjustment Event with respect to a Loan has occurred and is in effect, an amended value determined by the Administrative Agent in its sole discretion following the relevant Value Adjustment Event; provided that, with respect to a Value Adjustment Event pursuant to clauses (b), (d) (as a result of clause (a) or (b) (if with respect to clause (b), then solely with respect to any due date for payment of principal (other than an extension of the maturity date)) of the definition of Material Modification), or (e) of the definition of Value Adjustment Event, in each case, the Assigned Value of such Loan shall be zero; provided further that, upon the occurrence of a Value Adjustment Event pursuant to clause (f) of the definition thereof, the Assigned Value of such Loan shall be automatically and immediately reduced to an amount equal to (x) the least of the Assigned Value for such Loan immediately prior to the occurrence of such Value Adjustment Event minus (y) fifteen percentage points (provided that, such reduced Assigned Value shall be further reduced by fifteen percentage points for each thirty (30) calendar day period following the occurrence of such Value Adjustment Event during which the applicable financial statements or related reports remain outstanding (provided that if a Value Adjustment Event as a result of clause (h) of the definition of “Material Modification” has occurred with respect to the applicable Obligor Financial Statements prior to the occurrence of such Value Adjustment Event pursuant to clause (f) of the definition thereof, the foregoing automatic reductions in the Assigned Value may be waived or postponed by the Administrative Agent in its sole discretion)); provided further that, the Borrower may request that the Administrative Agent reevaluate the amended Assigned Value of any Loan whose Assigned Value was decreased due to the occurrence of a Value Adjustment Event, and the Administrative Agent may, in its sole discretion, assign a new amended Assigned Value to such Loan. The amended Assigned Value of each Loan shall be communicated by the Administrative Agent to the Borrower and the Collateral Manager pursuant to an Assigned Value Notice.

(b)  For the avoidance of doubt, the Assigned Value of any Loan that is not an Eligible Loan shall be zero.

(c)  Notwithstanding the foregoing, with respect to any Eligible Loan, if (A) the Administrative Agent determines the amended Assigned Value of an Eligible Loan subsequent to a Value Adjustment Event and (B) the product of such amended Assigned Value multiplied by the Applicable Leverage Ratio of such Eligible Loan at the time of such determination is less than the product of the initial Assigned Value of such Eligible Loan multiplied by the Applicable Leverage Ratio of such Eligible Loan at the time such Eligible Loan was first included as part of the Collateral (or, if an incremental loan has been issued under the Underlying Instruments that the Collateral Manager or any of its Affiliates has underwritten, at the time such incremental issuance was first included in the Borrowing Base, then the Borrower may (at its expense) retain any Approved Valuation Firm to determine the Dispute Right Assigned Value of such Eligible Loan and if the Dispute Right Assigned Value (expressed as a percentage of par) determined by such Approved Valuation Firm is greater than the Administrative Agent’s determination of the amended Assigned Value, the Dispute Right Assigned Value shall become the Assigned Value of such Eligible Loan; provided that the Assigned Value of such Eligible Loan shall be the amended Assigned Value (expressed as a percentage of par) assigned by the Administrative Agent until such Approved Valuation Firm has determined its value; provided, further, that in no event shall such new Assigned Value exceed the Assigned Value determined pursuant to clause (a)(i) or (a)(ii) above; provided, further, that (i) the Borrower may only have a Dispute Right Assigned Value determined for any given Eligible Loan one (1) time during the term of this Agreement and (ii) the aggregate number of Eligible Loans for which the Borrower may have a dispute right in any twelve-month period shall not exceed the lesser of ten (10) and 30% of the aggregate number of Eligible Loans at such time. The value determined by such Approved Valuation Firm shall take into account any credit deterioration or underperformance specifically related to such Eligible Loan.

“Assigned Value Notice”: A written notice (which may be in the form of an e-mail) delivered by the Administrative Agent to the Borrower and the Collateral Manager specifying the value of a Loan determined in accordance with the terms of the definition of “Assigned Value” in this Section 1.1.

“Assignment and Assumption”: An assignment and assumption agreement in the form of Exhibit K to this Agreement (appropriately completed) delivered in connection with an assignment by any Lender pursuant to Section 12.16.

“Availability”: As of any Measurement Date, an amount equal to the least of (a) the Facility Amount; (b)(i) the product of (A) the Borrowing Base as of such date multiplied by (B) the lesser of (x) the Weighted Average Advance Rate and (y) the Maximum Portfolio Advance Rate, minus (ii) the amount of the Aggregate Unfunded Exposure Equity Amount that is not then on deposit in the Unfunded Exposure Account plus (iii) the Dollar Equivalent of the amount of funds on deposit in the Pre-Funded Loan Account as of such date that are ~~the~~ proceeds of Loan Advances plus (iv) the Dollar Equivalent of the amount of Principal Collections on deposit in the Principal Collection Account as of such date; and (c)(i) the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date minus, (ii) the Minimum Credit Enhancement Amount minus (iii) the amount of the Aggregate Unfunded Exposure Equity Amount that is not then on deposit in the Unfunded Exposure Account plus (iv) the Dollar Equivalent of the amount of funds on deposit in the Pre-Funded Loan Account as of such date that are proceeds of Loan Advances plus (v) the Dollar Equivalent of the amount of Principal Collections on deposit in the Principal Collection Account as of such date.

“Available Capital”: The sum of (i) Unrestricted Cash and cash equivalents of the Fund and the Borrower, (ii) any amounts available to be drawn under revolving lines of the Fund or the Borrower (including any undrawn Availability) and (iii) available capital commitments from subscribers or partners of the Fund to fund capital calls that have not been called and remain outstanding (net of any capital call or subscription line borrowings).

“Available Funds”: With respect to any Quarterly Payment Date, all amounts on deposit in the Collection Account which were due on or prior to the most recent Determination Date, and actually received by the date of the applicable Quarterly Payment Date Report.

“Available Tenor”: As of any date of determination and with respect to the then current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 12.18.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: On any date, a fluctuating per annum interest rate equal to the highest of (a) the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the Federal Funds Rate plus 0.50% and (c) zero.

“BDC Coverage Event”: The Collateral Manager fails to maintain the asset coverage ratio required of a “business development company” under the 1940 Act.

“Benchmark”: Initially, at the option of the Borrower: (i) Daily Simple SOFR; or (ii) with respect to any Interest Period, the alternative set forth below that is selected by the Borrower with written notice to the Administrative Agent no less than three (3) U.S. Government Securities Business Days prior to such Interest Period: (a) Term SOFR for an Available Tenor of one-month’s duration; or (b) Term SOFR for an Available Tenor of three-month’s duration;

provided that (x) if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to either (but not both) of Term SOFR or Daily Simple SOFR, then “Benchmark” shall mean the alternative set forth above for which the Benchmark Transition Event and the related Benchmark Replacement Date ~~has~~have not occurred, and (y) if a Benchmark Transition Event has occurred with respect to both Term SOFR and Daily Simple SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.18. The Benchmark for each Swingline Advance shall be Daily Simple SOFR.

“Benchmark Replacement”: For any Available Tenor, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or

(m)  any of the following events occur with respect to the Collateral Manager:

(i) a finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment, or an admission by the Collateral Manager in a settlement of any lawsuit, that it has committed fraud, willful misconduct, or a material violation of applicable securities laws, in each case which has a material adverse effect on the business of the Collateral Manager or the ability of the Collateral Manager to perform its duties under the Transaction Documents to which it is a party; or

(ii) a conviction of, or plea of guilty or nolo contendere by a director or any senior officers of the Collateral Manager in respect of a felony in connection with any activity of any Loan Party or any of its Subsidiaries and such person continues to be employed by the Collateral Manager for a period of five (5) Business Days thereafter.

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11.

“Collection Account”: Collectively, the General Collection Account, the Interest Collection Account and the Principal Collection Account.

“Collections”: (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Proceeds, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees, settlement payments, re-financing amounts, rent, like-kind payments, recoveries, guaranty payments or other amounts received in respect thereof and cash proceeds or other funds received by the Borrower or the Collateral Manager, as applicable, with respect to any Underlying Assets (including from any guarantors) (but excluding, in each case, (i) any Excluded Amounts and (ii) any amounts received by the Borrower from an Obligor following the sale of the related Loan by the Borrower pursuant to Section 2.14 which the Borrower is required to pay to the purchaser of such Loan) and (b) interest earnings on Permitted Investments or otherwise credited to, or on deposit in, any Account; provided that, for the avoidance of doubt, “Collections” shall not include (x) amounts on deposit in the Unfunded Exposure Account which either (A) do not represent proceeds of Permitted Investments or (B) previously represented proceeds of Permitted Investments but were deposited in the Unfunded Exposure Account pursuant to Section 2.7~~.~~, (y) amounts deposited in the Pre-Funded Equity Account (unless otherwise designated as Principal Collections in accordance with Section 2.6(i)) and (z) the proceeds of Loan Advances deposited in the Pre-Funded Equity Account (unless otherwise designated as Principal Collections in accordance with Section 2.6(i).

“Commitment”: With respect to each Lender, the commitment of such Lender to make Loan Advances in accordance herewith in an aggregate amount not to exceed (a) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the Dollar amount set forth opposite such Lender’s name on Annex B hereto or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as

“Credit Quality Deterioration Event”: (i) The Obligor Interest Coverage Ratio for any period of determination with respect to any Eligible Loan (other than any Recurring Revenue Loans or Tower Cash Flow Loans) (a) declines to 85.00% of the then applicable Original Obligor Interest Coverage Ratio, and (b) is less than 1.50 to 1.00, (ii) with respect to any First Lien Loan or First Lien Last Out Loan, the Obligor Net Senior Leverage Ratio for any period of determination (x) increases by 0.50 times as compared to the then applicable Original Obligor Net Senior Leverage Ratio, and (y) is greater than 4.00 to 1.00, (iii) with respect to any Second Lien Loan, the Obligor Net Total Leverage Ratio for any period of determination (x) increases by 0.50 times as compared to the then applicable Original Obligor Net Total Leverage Ratio, and (y) is greater than 4.00 to 1.00, (iv) with respect to any Recurring Revenue Loan, (A) the Obligor Debt-to-Recurring Revenue Ratio for any period of determination (x) increases by 0.25 times as compared to the then applicable Original Obligor Debt-to-Recurring Revenue Ratio and (y) is greater than 2.25 to 1.00 or (B) the Liquidity of the related Obligor for any period of determination (x) declines to 80% or less of the then applicable Original Obligor Liquidity and (y) the Obligor does not have sufficient Liquidity, as determined by the Collateral Manager in a commercially reasonable manner, to fund operations for the following twelve-month period or (v) with respect to any Tower Cash Flow Loan for any period of determination, the Obligor Tower Cash Flow declines by 10% as compared to the then applicable Original Obligor Tower Cash Flow.

“Currency”: Dollars or an Approved Foreign Currency.

“Current and Projected Interest Collections Amount”: As of any date of determination, an amount equal to the sum of (a) the aggregate amount in the Interest Collection Account plus (b) all amounts that are due on or prior to the end of the current Accrual Period which the Collateral Manager and the Borrower reasonably expect to receive prior to the date of the applicable Quarterly Payment Date Report for such Accrual Period, which if so received, would be Interest Collections included in the calculation of Available Funds on such Quarterly Payment Date.

“Custody Facilities”: The designated document custody office of the Collateral Custodian, which on the Effective Date is as specified on Annex A hereto immediately below the name of the Collateral Custodian or such other address within the United States as the Collateral Custodian may designate from time to time by notice to the Administrative Agent, the Borrower and the Collateral Manager.

“Daily Simple SOFR”: For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, the SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a

Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Day will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default; provided that no BDC Coverage Event shall constitute a “Default” unless such event shall have occurred and been continuing for more than one fiscal quarter.

“Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Loan”: Any Loan with respect to which any of the following events have occurred and is continuing with respect to such Loan or the related Obligor (as applicable): (a) a default in respect of any payment of principal, interest or commitment or non-use fees under such Loan (after giving effect to all applicable cure periods, but in no event longer than five (5) Business Days); (b) the occurrence of an Insolvency Event with respect to the related Obligor; (c) any determination by the Collateral Manager or the Administrative Agent that such Loan is on non-accrual, is written off or is charged off, in each case, in accordance with the Collateral Management Standard; (d) a default under such Loan (other than a default described in clause (a) above), together with the election by any agent or requisite number of lenders (including the Borrower) required to take any such action to (i) accelerate the Loan or (ii) commence to enforce any of their other rights or remedies pursuant to the applicable Underlying Instruments; (e) any amount of such Loan has been waived or forgiven; or (f) events described in clause (a), (d) or (e) of the definition of “Material Modification” unless otherwise consented to in writing by the Administrative Agent in its sole discretion.

“Defaulting Lender”: Any Lender that (i) has failed to fund (x) any portion of the Loan Advances required to be funded by it hereunder or (y) a refinancing of Swingline Advances, in either case, within two (2) Business Days of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

(t)  the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(u)   the primary Underlying Asset for such Loan is not real property;

(v)  such Loan is in the form of and is treated by the Borrower as indebtedness of the related Obligor and is not a United States real property interest as defined under Section 897 of the Code;

(w)  such Loan is not an interest only security;

(x)  such Loan is not a letter of credit (provided this does not exclude Revolving Loans that include a letter of credit sub facility so long as the Borrower is not the issuer of letters of credit thereunder);

(y)  such Loan is Registered;

(z)  [reserved];

(aa) at the time of acquisition by the Borrower and each determination date, if such Loan is a First Lien Loan, the applicable Obligor meets the Obligor Net Senior Leverage Ratio requirement to be a Tier 1 Obligor, Tier 2 Obligor or Tier 3 Obligor, as applicable; provided that any portion of a First Lien Loan causing such Loan to be in excess of the Obligor Net Senior Leverage Ratio requirement to be a Tier 3 Obligor, but less than ~~7.25~~7.75 to 1.00, shall be treated as a Second Lien Loan for the purpose of determining the Advance Rate; provided, further, that any portion of a First Lien Loan causing such Loan to be in excess of a ~~7.25~~7.75 to 1.00 Obligor Net Senior Leverage Ratio shall be deemed to have an Assigned Value of zero ($0);

(bb) at the time of acquisition by the Borrower and each determination date, if such Loan is a First Lien Last Out Loan or a Second Lien Loan, the applicable Obligor meets the Obligor Net Total Leverage Ratio requirement to be a Tier 1 Obligor, Tier 2 Obligor or Tier 3 Obligor, as applicable; provided that any portion of a First Lien Last Out Loan or Second Lien Loan causing such Loan to be in excess of the required Obligor Net Total Leverage Ratio for a Tier 3 Obligor shall be deemed to have an Assigned Value of zero ($0);

(cc) at the time of acquisition by the Borrower and each determination date, if such Loan is a Recurring Revenue Loan, the applicable Obligor meets the Obligor Debt-to-Recurring Revenue Ratio requirement to be a Tier 1 Obligor, Tier 2 Obligor or Tier 3 Obligor, as applicable; provided that any portion of a Recurring Revenue Loan causing such Loan to be in excess of the required Obligor Debt-to-Recurring Revenue Ratio for a Tier 3 Obligor shall be deemed to have an Assigned Value of zero ($0);

(dd) at the time of acquisition by the Borrower and each determination date, if such Loan is a Tower Cash Flow Loan, the applicable Obligor meets the Obligor Tower Cash Flow Multiple requirement to be a Tier 1 Obligor, Tier 2 Obligor or Tier 3 Obligor,

(fff) the Underlying Instruments with respect to such Loan contain a requirement that the applicable underlying Obligor deliver (i) quarterly financial statements after the end of each of the first three fiscal quarters of each fiscal year of the Obligor (commencing with the later of (x) the first quarterly reporting period required under the applicable Underlying Instruments, which shall be no greater than two (2) full quarterly reporting periods after the initial closing of such Loan and (y) the quarterly reporting period ending immediately prior to the date such Loan is first included as part of the Collateral), and (ii) audited annual financial statements after the end of each fiscal year of the Obligor;

(ggg) as of the date such Loan is first included in the Borrowing Base, the Administrative Agent has received, via a Platform, (1) a duly executed copy of the loan agreement, credit agreement, indenture or other principal agreement pursuant to which the Loan has been issued or created; (2) a duly executed copy of each transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower; (3) the Borrower’s internally approved credit/underwriting presentation (unless such credit/underwriting presentation was not prepared or received by the Borrower in connection with an amendment or other modification to a Loan); (4) the most recent year’s audited financial statements with respect to the applicable Obligor (or, if audited financial statements are not available, (i) the most recent year’s quality of earnings report with respect to such Obligor, or (ii) the pro forma financial statements with respect to such Obligor, if such Obligor is a newly formed Person); and (5) the most recent covenant compliance certificate, if any, required to be provided to the Borrower with respect to such Loan;

(hhh) the Administrative Agent has received or will receive, via a Platform, within 30 days (or such longer period as agreed by the Administrative Agent in its sole discretion) of the date such Loan is first included in the Borrowing Base all Required Loan Documents and the Loan File with respect to such Loan; provided that, to the extent a Loan is no longer an Eligible Loan due to non-compliance with this clause (hhh), such Loan shall be deemed to be an Eligible Loan as of the date such previously undelivered Required Loan Documents and/or Loan File have been delivered to the Administrative Agent; and

(iii)  such Loan is a Noteless Loan.

“Eligible Obligor”: On any date of determination, any Obligor ~~(or guarantor, as applicable)~~ that:

(a)  is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b)  is not a Governmental Authority;

(c)  is not an Affiliate of any Loan Party;

Loan (other than an Eligible Loan that is of the type referred to in clauses (i) through (iv)) in the Collateral with the third highest Adjusted Borrowing Value;

(b)  the sum of the excess, if any, of (i) the Adjusted Borrowing Value of each of those Eligible Loans that are obligations of the three (3) Obligors with the largest Obligor Exposure included in the Collateral minus (ii) the greater of (A) $~~28,800,000~~27,600,000 and (B) 7.50% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(c)  except with respect to the Loans described in clause (b) above, the sum of the excess, if any, of (i) the Adjusted Borrowing Value of each Eligible Loan of any single Obligor and its Affiliates minus (ii) the greater of (A) $~~19,200,000~~18,400,000 and (B) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(d)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with Obligors in any single GICS Industry Classification minus (ii) (A) with respect to the GICS Industry Classification representing the highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1) $~~76,900,000~~73,800,000 and (2) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; (B) with respect to the GICS Industry Classifications representing the second highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1) $~~67,300,000~~64,600,000 and (2) 17.50% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; (C) with respect to the GICS Industry Classifications representing the third highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1) $~~57,600,000~~55,300,000 and (2) 15.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; and (D) with respect to the GICS Industry Classifications other than those covered in clauses (A), (B) and (C) hereof, the greater of (1) $~~38,400,000~~36,900,000 and (2) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; provided that, for purposes of calculating the excess amount under this clause (d), if any, any Tower Cash Flow Loan shall be excluded from the aggregate Adjusted Borrowing Value of the Eligible Loans referenced in clauses (A), (B),(C) and (D) hereof;

(e)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with Obligors in Wireless Telecommunication Services (excluding any Tower Cash Flow Loan) minus (ii) the greater of (1) $~~19,200,000~~18,400,000 and (2) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral (excluding any Tower Cash Flow Loan);

(f)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Second Lien Loans minus (ii) the greater of (A) $~~76,900,000~~73,800,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(g)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Second Lien Loans, First Lien Last Out Loans or Tower Cash Flow Loans that satisfy the definition of “First Lien Last Out Loan” other than the first parenthetical therein minus (ii) the greater of (A) $~~115,300,000~~110,700,000 and (B) 30.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(h)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Recurring Revenue Loans minus (ii) the greater of (A) $~~76,900,000~~73,800,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(i)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Tower Cash Flow Loans minus (ii) the greater of (A) $~~76,900,000~~73,800,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(j)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are PIK Loans or Partial PIK Loans (other than Permitted Partial PIK Loans) minus (ii) the greater of (A) $~~38,400,000~~36,900,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(k)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans, other than PIK Loans, which pay interest in Cash less frequently than quarterly, minus (ii) the greater of (A) $~~19,200,000~~18,400,000 and (B) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(l)  the excess, if any of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with underlying Obligors with EBITDA less than $10,000,000 at the time of acquisition minus (ii) the greater of (A) $~~76,900,000~~73,800,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(m)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are payable in Approved Foreign Currency minus (ii) the greater of (A) $~~38,400,000~~36,900,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(n)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Loans to Obligors domiciled in an Approved Foreign Country minus (ii) the greater of (A) $~~38,400,000~~36,900,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(o)  [reserved];

(p)  the excess, if any, of (i) the sum of (x) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Revolving Loans plus (y) the aggregate unfunded portion of those Eligible Loans that are Revolving Loans plus (z) the aggregate unfunded portion of Eligible Loans that are Delayed Draw (Unfunded) Loans minus (ii) the greater of (A) $~~38,400,000~~36,900,000 and (B) 10.00% of the aggregate Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(q)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Cov-Lite Loans minus (ii) the greater of (A) $~~38,400,000~~36,900,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; and

(r)  the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are fixed rate obligations minus (ii) the greater of (A) $~~38,400,000~~36,900,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

provided that, (x) during the Revolving Period, as of the date of any increase or decrease in the Facility Amount, the Dollar amounts set forth in clauses (b) through (q) above shall automatically be increased or decreased, as applicable, in proportion to the amount of such increase or decrease, as applicable, in the Facility Amount and (y) on and after the Revolving Period End Date, the Dollar amounts, as adjusted pursuant to clause (x), shall remain unchanged from such amounts as of the Revolving Period End Date, notwithstanding any change in the Facility Amount following such date.

“Excess Interest Collections”: As of any date of determination, the amount of Collections in the Interest Collection Account that is equal to the positive difference (if any) of (a) the Current and Projected Interest Collections Amount, minus (b) the Excess Interest Collection Coverage Amount.

“Excess Interest Collections Coverage Amount”: As of any date of determination, an amount equal to the sum of (a) one hundred fifty percent (150.0%) of the anticipated and estimated accrued and unpaid fees, expenses, costs, interest and indemnities and all other amounts that will be required to be paid pursuant Sections 2.7(a)(1) through (6) and (10) through (14) plus (b) 100% of the anticipated and estimated Permitted RIC Tax Distributions that will be required to be paid pursuant Section 2.7(a)(7) in each case, as of the next Quarterly Payment Date to occur.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount (x) was not originally paid using Collections (it being understood that once Collections are distributed to the Transferor, they are no longer Collections) and (y) is attributable to (i) the reimbursement by the related Obligor of payment by the Borrower or the Transferor of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets, (ii) the reimbursement by the related Obligor of payment by the Borrower or the Transferor of other out-of-pocket expenses or insurance premiums, (iii) any payments or reimbursements related to indemnification obligations, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error (including, for the avoidance of doubt, any amount received with respect to any Loan that is not part of the Collateral because it is replaced, sold or otherwise transferred).

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan Advance pursuant to a law in effect on the date on which (x) such Lender acquires such interest in a Loan Advance (other than pursuant to an assignment request by the Borrower under Section 2.17)or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 2.13(g) and (d)any Taxes imposed under FATCA.

“Exposure Amount Shortfall”: The meaning specified in Section 2.2(~~e~~f) .

“Facility Amount”: As of any date, an amount equal to the lesser of (a) $~~500,000,000~~480,000,000 and (b) the aggregate principal amount of the Commitments provided by the Administrative Agent and the Lenders as of such date; provided that the Facility Amount may be increased pursuant to Section 2.18; provided, further, that the Facility Amount may not be increased without the written consent of the Borrower, the Administrative Agent and each Lender increasing its Commitment; and provided, further, that, on or after the earlier to occur of the Revolving Period End Date or the Termination Date, the Facility Amount shall mean the Advances Outstanding.

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the Effective Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof (including any Revenue Rulings, Revenue Procedure, Notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from Taxes under such provisions) and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention facilitating the implementation thereof (or any law, regulation or official interpretation implementing such Sections of the Code).

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“First Lien Loan”: A Loan (which is underwritten to EBITDA, as determined by the Collateral Manager in accordance with the Collateral Management Standard) (i) that is secured by a valid first priority perfected security interest or Lien in, to or on specified collateral of the related Obligor, subject to purchase money Liens, customary Liens for taxes or regulatory charges not then due and payable (including by reason of contestation), Liens accorded priority by law in favor of the United States or any State or agency, and other permitted Liens under the related Underlying Instruments that are reasonable and customary for similar loans, (ii) for which the Collateral Manager determines in good faith and in accordance with the Collateral Management Standard that the enterprise value of the related Obligor or the value of the collateral securing the Loan (each as determined by the Collateral Manager in accordance with a methodology acceptable to the Administrative Agent) on the date such Loan is first included as part of the Collateral or on the date that any Value Adjustment Event occurs equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (iii) that provides that the payment obligation of the Obligor on such Loan is senior to, and is not (and is not expressly permitted by its terms to become) subordinate in right of payment to, any other obligation for borrowed money of such Obligor, and (iv) that is not secured solely or primarily by the Capital Stock of its Obligor or any of such Obligor’s Affiliates; provided that, notwithstanding the requirements set forth above, a Loan shall not be precluded from constituting a First Lien Loan solely because the related Obligor also has a Permitted Pari Passu Revolving Loan, a Permitted Priority Revolving Loan or a Permitted Working Capital Facility. For the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Loan unless the Administrative Agent, in its sole discretion, designates such Eligible Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Loan.

“Fitch”: Fitch, Inc. or any successor thereto.

“Floor”: A rate of interest equal to 0.0%.

“Foreign Lender”: A Lender that is not a U.S. Person.

“Fourth Amendment Effective Date”: October 28, 2025.

“Fund”: Phillip Street Middle Market Lending Fund LLC.

“Fund Operating Agreement”: The Amended and Restated Limited Liability Company Agreement of the Fund, dated as of October 19, 2022, as the same may be amended, restated, modified or supplemented from time to time.

“Funding Date”: In the case of any Loan Advance or Swingline Advance, the proposed Business Day on which a Loan Advance or Swingline Advance is to be made after the receipt by the Administrative Agent, the Collateral Custodian and the Lenders of a Funding Notice, subject to the required notice provisions of and together with the other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 requesting a Loan Advance, including the items required by Section 2.2.

“Interest Period”: Each period commencing on a Business Day selected by Borrower pursuant to this Agreement and ending one or three months thereafter (in each case, subject to the availability thereof), as selected by Borrower’s irrevocable notice to Administrative Agent, as set forth in Section 2.10(e); provided that the foregoing provision relating to Interest Periods is subject to the following:

(a)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b)  with respect to Loan Advances, any Interest Period that would otherwise extend beyond the Revolving Period End Date shall end on the Revolving Period End Date;

(c)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), shall end on the last Business Day of the calendar month at the end of such Interest Period;

(d)  the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Loan Advance during an Interest Period for such Loan Advance; and

(e)  no tenor that has been removed from this definition pursuant to Section 12.18(d) shall be available for specification in any Funding Notice ~~or Notice of Continuation~~.

“Interest Rate”: The sum of (a) the Benchmark, plus (b) the Applicable Spread plus (c) if applicable, the Benchmark Spread Adjustment; provided that, for the avoidance of doubt, “Interest Rate” shall mean the Base Rate plus the Applicable Spread under the applicable circumstances described in Section 2.12. Accrued and unpaid interest on Loan Advances shall . be payable on each Quarterly Payment Date.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Advisor”: Goldman Sachs Asset Management, L.P., in its capacity as the Investment Manager under the Investment Management Agreement.

“Investment Management Agreement”: The Investment Management and Advisory Agreement, dated as of October 19, 2022, by and between the Investment Advisor and the Collateral Manager, as the same may be amended, modified, waived, supplemented or restated from time to time in accordance with the terms of this Agreement.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“IRS”: The United States Internal Revenue Service.

“Joinder Supplement”: An agreement among the Borrower (if applicable), a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Effective Date.

“Lender”: The meaning specified in the Preamble, including collectively, each financial institution (i) listed on Annex B as having Commitments or (ii) which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement and/or an Assignment and Assumption, as applicable, to the Administrative Agent and the Borrower (and for purposes of Section 2.12 and Section 2.13 of this Agreement any successor, assignee or participant). For the avoidance of doubt, the Swingline Lender shall constitute a “Lender” with respect to the repayment of Swingline Advances for all purposes hereunder.

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person. For the avoidance of doubt, customary restrictions on transfers of a Loan pursuant to the related Underlying Instruments shall not be deemed to be a “Lien”.

“Liquidity”: With respect to any Recurring Revenue Loan for any Relevant Test Period, the amount of (i) Unrestricted Cash and cash equivalents plus (ii) any unfunded revolving commitments for which such Obligor can satisfy the conditions to draw any such amounts.

“Loan”: Any commercial loan or note which is originated or acquired by the Transferor, the Equityholder or the Borrower or any of its Affiliates or which is otherwise acquired by the Borrower in the ordinary course of business.

“Loan Advance”: Each funding by the Lenders (including the Swingline Lender) hereunder (including each advance made for the purpose of funding the Unfunded Exposure Account pursuant to Section 2.2(~~e~~f) and Swingline Advance). The application of amounts on deposit in the Unfunded Exposure Account to fund a Revolving Loan or Delayed Draw (Unfunded) Loan in accordance with Section 2.9(e) shall not be considered a “Loan Advance”.

“Loan File”: With respect to each Loan, a file containing (a) each of the Required Loan Documents with respect to such Loan and (b) duly executed originals or copies of any other relevant documents relating to such Loans and the Underlying Assets pertaining thereto.

“Loan List”: That certain list of Loans attached hereto as Schedule II, as such Schedule shall be deemed to be updated from time to time by reference to the list of Loans set forth on the most recently delivered Borrowing Base Certificate.

“Loan Modification”: Any amendment, restatement, supplement, waiver or other modification to any Underlying Instrument with respect to any Loan.

“Loan Modification Delivery Date”: With respect to any Loan Modification required to be delivered to the Administrative Agent pursuant to Section 6.8(d), the earlier of (x) thirty (30) days following the effective date of such Loan Modification and (y) the Monthly Reporting Date following the calendar month in which such Loan Modification was given effect.

“Loan Parties”: The Borrower, the Equityholder, the Transferor and the Collateral Manager.

“Loan Register”: The meaning specified in Section 5.3(k).

“Maintenance Covenant”: A covenant by any Obligor to comply with one or more Financial Covenants during each reporting period specified in the Underlying Instrument, whether or not such Obligor has taken any specified action; provided that, a covenant that otherwise satisfies the definition hereof and (i) only applies when certain amounts are outstanding or drawn under the related Loan and/or (ii) is not tested or in effect under the Underlying Instrument for a specified period of time after the Loan is originated (but, in any event, no more than two (2) full fiscal quarters after the loan is originated), shall be deemed to be a Maintenance Covenant. For the avoidance of doubt, “Maintenance Covenant” shall not include any covenant that is an Incurrence Covenant.

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower, the Equityholder or the Collateral Manager, both individually or taken as a whole, (b) the validity, enforceability or collectability of this Agreement or any other as determined in the reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan;

(f)  amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio”, “Net Total Leverage Ratio”, “Total Interest Coverage Ratio”, “Debt-to-Recurring Revenue Ratio”, “Consolidated LMA Mature Tower TCF”, “Consolidated LQA Mature Tower TCF”, “Consolidated Adjusted LMA TCF”, “Consolidated Adjusted LQA TCF”, “Tower Cash Flow Leverage Ratio”, or “EBITDA” (or any respective comparable definitions in its Underlying Instruments) or the definition of any component thereof, or any covenant related thereto in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent or any Lender;

(g)  amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” or “indebtedness” (or any similar term) or the definition of any component thereof in a manner that the Administrative Agent determines in its reasonable discretion is materially adverse to the Administrative Agent or any Lender; or

(h)  waives, extends or postpones the delivery date for any Obligor Financial Statement beyond the deadlines set forth in clause (f) of the definition of “Value Adjustment Event”.

“Maximum Portfolio Advance Rate” means 72.0%.

“Measurement Date”: Each of (i) the Effective Date; (ii) the date of any Funding Notice; (iii) the first Business Day in any calendar week if there was any Reinvestment, Discretionary Sale or Substitution pursuant to Section 2.14 and Section 3.2, as applicable, in each case, during the immediately preceding calendar week; (iv) each Monthly Reporting Date (provided that in each case that the Monthly Reporting Date is the applicable Measurement Date, the calculations reported as of such date shall be made as of the last day of the immediately preceding calendar month); (v) the date of any Pre-Funded Equity Acquisition effected in order to cure a Borrowing Base Deficiency pursuant to Section 2.9(g); ~~and~~ (vi) three (3) Business Days (or such shorter period as permitted by the Administrative Agent in its sole discretion) prior to the date of any Monthly Collections Disbursement Request delivered pursuant to Section 2.9(b)(ii)and (vii) each other date requested by the Administrative Agent with at least five (5) Business Days advance notice.

“Minimum Credit Enhancement Amount”: As of any date, an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loans owing by the three (3) Obligors which have the greatest Obligor Exposure.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Collections Disbursement”: The meaning specified in Section 2.9(b)(ii).

“Monthly Collections Disbursement Request”: A written request for a disbursement or application of funds from the Principal Collection Account and/or the Interest Collection Account pursuant to Section 2.9(b)(ii) substantially in the form of Exhibit A-8 hereto.

“Monthly Reporting Date”: The twentieth (20th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, with the first Monthly Reporting Date occurring on March 20, 2023, or with respect to any month in which a Quarterly Payment Date Report is required to be delivered, the day in such month on which such Quarterly Payment Date Report is required to be delivered pursuant to Section 5.1(q)(i).

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the aggregate Outstanding Balance of all Loans acquired by the Borrower prior to such date minus (b) the aggregate Outstanding Balance of all Loans (other than Warranty Loans and Zero Value Assets) received by the Transferor, the Equityholder or an Affiliate thereof prior to such date in connection with any Substitution or Discretionary Sale.

“Non-Usage Fee”: A fee payable quarterly in arrears for each Accrual Period equal to:

(a)  for each day during the first three (3) months following the Effective Date, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) one-half of one percent (0.50%) and (C) the Unused Facility Amount as of each such day; and

(b)  thereafter, the sum of the following:

(i) for each day during such Accrual Period that the Advances Outstanding on such day are less than or equal to the product of twenty-five percent (25.00%) multiplied by the Facility Amount on such day, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) one percent (1.00%) and (C) the Unused Facility Amount as of each such day; plus

(ii) for each day during such Accrual Period that the Advances Outstanding on such day are greater than the product of twenty-five percent (25.00%) multiplied by the Facility Amount on such day, but less than the product of fifty percent (50.00%) multiplied by the Facility Amount on such day, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) three-fourths of one percent (0.75%) and (C) the Unused Facility Amount as of each such day; plus

(iii) for each day during such Accrual Period that the Advances Outstanding on such day are greater than or equal to the product of fifty percent (50.00%) multiplied by the Facility Amount on such day, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) one-half of one percent (0.50%) and (C) the Unused Facility Amount as of each such day.

The calculation of Advances Outstanding for purposes of calculating the Non-Usage Fee hereunder shall exclude any outstanding Swingline Advances.

“Note”: ~~The meaning specified in Section  2.1~~Each Promissory Note and/or Swingline Note.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments do not require the Obligor to execute and deliver, and the Obligor has not executed and delivered to the Borrower a promissory note evidencing any indebtedness created under such Loan.

~~“Notice of Continuation”: Each notice required to be delivered by the Borrower in respect of any continuation of any Loan Advance bearing interest at Term SOFR, in the form of Exhibit A-8 or such other form approved by Administrative Agent in its sole discretion.~~

“Notice of Exclusive Control”: The meaning specified in the Account Control Agreement.

“Obligations”: The unpaid principal amount of, and interest (including interest accruing after the maturity of the Loan Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loan Advances, the Erroneous Payment Subrogation Rights and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document to which the Borrower is a party made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees and disbursements of counsel to the Administrative Agent, the Collateral Custodian, the Securities Intermediary or the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents), or otherwise.

“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof (excluding guarantors who are not and whose assets are not, principally relied on by the Borrower). For purposes of determining whether any Loan is made to an Eligible Obligor, all Loans included as part of the Collateral or to be transferred to the Collateral, the Obligor of which is an Affiliate of another Obligor, shall be aggregated with all Loans of such Affiliate Obligor; for example, if Corporation A is an Affiliate of Corporation B, and the sum of the Adjusted Borrowing Values of all of Corporation A’s Loans included as part of the Collateral constitutes 10.00% of the with respect to which the related Underlying Instruments do not include a definition of “Tower Cash Flow Leverage Ratio” or comparable definition, the ratio of (x)(a) the “indebtedness” (as defined in the Underlying Instruments or comparable definition thereof including such Loan) of the applicable Obligor as of the date of determination minus (b) the Unrestricted Cash of such Obligor as of such date minus (c) only if such Loan is a Qualified Borrowing Base Tower Cash Flow Loan, the applicable Development Basket Debt to (y) Obligor Tower Cash Flow of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and the Collateral Manager, in good faith and in accordance with the Collateral Management Standard.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion; provided that Fried, Frank, Harris, Shriver & Jacobson LLP, Richards, Layton & Finger, P.A. and Bonn Steichen & Partners shall be an acceptable counsel for purposes of delivering any Opinion of Counsel hereunder.

“Original Obligor Interest Coverage Ratio”: With respect to any Loan, the Obligor Interest Coverage Ratio for such Loan on the date such Loan (i) was first included as part of the Collateral (or, if an incremental loan has been issued under the Underlying Instruments that the Collateral Manager or any of its Affiliates has underwritten, at the time such incremental issuance was first included in the Borrowing Base) or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Debt-to-Recurring Revenue Ratio”: With respect to any Recurring Revenue Loan, the Obligor Debt-to-Recurring Revenue Ratio for such Loan on the date such Loan (i) was first included as part of the Collateral (or, if an incremental loan has been issued under the Underlying Instruments that the Collateral Manager or any of its Affiliates has underwritten, at the time such incremental issuance was first included in the Borrowing Base) or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Liquidity”: With respect to any Recurring Revenue Loan, the Liquidity for the Obligor of such Loan on the date such Loan was (i) first included as part of the Collateral (or, if an incremental loan has been issued under the Underlying Instruments that the Collateral Manager or any of its Affiliates has underwritten, at the time such incremental issuance was first included in the Borrowing Base) or (ii) if applicable, most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Net Senior Leverage Ratio”: With respect to any Loan, the Obligor Net Senior Leverage Ratio for such Loan on the date such Loan (i) was first included as part of the Collateral (or, if an incremental loan has been issued under the Underlying Instruments that the Collateral Manager or any of its Affiliates has underwritten, at the time such incremental issuance was first included in the Borrowing Base) or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Net Total Leverage Ratio”: With respect to any Loan, the Obligor Net Total Leverage Ratio for such Loan on the date such Loan (i) was first included as part of the Collateral (or, if an incremental loan has been issued under the Underlying Instruments that the Collateral Manager or any of its Affiliates has underwritten, at the time such incremental issuance was first included in the Borrowing Base) or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Tower Cash Flow”: With respect to any Tower Cash Flow Loan, the Obligor Tower Cash Flow for such Loan on the date such Loan (i) was first included as part of the Collateral (or, if an incremental loan has been issued under the Underlying Instruments that the Collateral Manager or any of its Affiliates has underwritten, at the time such incremental issuance was first included in the Borrowing Base) or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Other Connection Taxes”: With respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan Advance, Commitment or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Advance, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)).

“Outstanding Balance”: With respect to any Loan as of any date of determination, the Dollar Equivalent of the outstanding principal balance of any advances or funded loans made by the Borrower to the related Obligor pursuant to the related Underlying Instruments as of such date of determination (exclusive of any interest and PIK Interest).

“Partial PIK Loan”: Any Loan that requires the Obligor to pay only a portion of the accrued and unpaid interest in Cash on a current basis, the remainder of which is or can be deferred and paid at a later date. For the avoidance of doubt, Permitted Partial PIK Loans shall constitute “Partial PIK Loans” hereunder.

“Participant Register”: The meaning specified in Section 12.16(b).

“Participation Interest”: A participation interest in a loan or other obligation, the seller of which is the lender on the subject loan, that would, at the time of acquisition or the Borrower’s commitment to acquire the same, constitute a Loan.

“Payment Duties”: The meaning specified in Section 7.2(b)(iii).

“Payment Intangible”: The meaning specified in Section 9-102(a)(61) of the UCC.

“Payment Recipient”: The meaning specified in Section 11.10(a).

“Pension Plan”: The meaning specified in Section 4.1(w).

“Periodic Term SOFR Determination Day”: The meaning specified in the definition of “Term SOFR”.

“Permitted DDTL Unfunded Exposure Equity Amount”: On any date of determination, with respect to any Delayed Draw (Unfunded) Loan (or portion thereof), an amount equal to (i) the Dollar Equivalent of the unfunded commitment with respect to such Loan minus (ii) the product of (a) the Dollar Equivalent of the unfunded commitment with respect to such Loan multiplied by (b) the Assigned Value of such Loan and multiplied by (c) the Advance Rate applicable to such Loan.

“Permitted Investments”: Negotiable instruments or securities or other investments that (i) except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Quarterly Payment Date unless such Permitted Investments are issued by the Collateral Custodian or an Affiliate thereof in its capacity as a banking institution, in which event such Permitted Investments may mature on such Quarterly Payment Date, (iii) are in the form of and are treated by Borrower as indebtedness of the related Obligor for U.S. federal income tax purposes and are not a United States real property interest as defined under section 897 of the Code, (iv) payments made to Borrower on such investments are not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis, and (v) evidence:

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the amount or validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to any Underlying Assets, Liens permitted under the related Underlying Instruments, (d) as to agented Loans, Liens in favor of an agent on behalf of the lenders with respect to such Loan, (e) Liens granted pursuant to or by the Transaction Documents, (f) Liens in favor of the Collateral Custodian or the Securities Intermediary and permitted under the Account Control Agreement and other customer rights of setoff, bankers’ lien, security interest or other like rights existing solely with respect to assets on deposit in one or more accounts maintained by a custodian or bank, in each case in favor of such bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian and (g) one or more judgment Liens securing judgments and other proceedings not constituting an Event of Default.

“Permitted Pari Passu Revolving Loan”: Any revolving lending facility associated with a First Lien Loan or a First Lien Last Out Loan that is incurred by the same Obligor (i) that is secured by a pari passu lien on the assets securing such First Lien Loan or such First Lien Last Out Loan, and (ii) for which the payment priority is pari passu with such First Lien Loan or such First Lien Last Out Loan at all times prior to and/or after an event of default under the related Underlying Instruments of the related Obligor.

“Permitted Partial PIK Loan”: Any Partial PIK Loan with respect to which the portion of accrued and unpaid interest thereon that is required to be paid in Cash at all times on a current basis pursuant to the terms of the related Underlying Instruments is at an interest rate of, (i) if such Loan is subject to a floating rate, not less than the sum of the Benchmark (or, so long as the Benchmark is determined based on SOFR, any other benchmark rate determined based on SOFR) plus the Applicable Spread determined in accordance with clause (i) of the definition thereof or (ii) if such Loan is subject to a fixed rate, not less than 6.00%.

“Permitted Priority Revolving Loan”: Any revolving lending facility associated with a First Lien Loan or a First Lien Last Out Loan that is incurred by the same Obligor (i) that is secured by a pari passu lien on the assets securing such First Lien Loan or such First Lien Last Out Loan, (ii) which is prior in right of payment to such First Lien Loan or such First Lien Last Out Loan and (iii) that has an aggregate commitment that, when aggregated with such Obligor’s aggregate commitments under any Permitted Pari Passu Revolving Loans and any Permitted Working Capital Facilities, is equal to not more than the applicable Obligor’s EBITDA (as determined ~~at~~as of the most recent of (x) the time of acquisition~~).~~ by the Borrower, and (y) the date of any increase to, reclassification of, or other transaction impacting the lien or payment priority of, the commitments under, or incurrence of any additional, Permitted Priority Revolving Loan, Permitted Pari Passu Revolving Loan, Permitted Priority Revolving Loan or Permitted Working Capital Facility by the applicable Obligor).

“Permitted RIC Distribution”: Distributions on any Quarterly Payment Date, or another date permitted pursuant to Section 5.2(e), to the Collateral Manager (from the Collection Account or otherwise) to the extent required to allow the Collateral Manager to make sufficient distributions to qualify as a Regulated Investment Company, and to otherwise eliminate federal and state income and excise taxes payable by the Collateral Manager in or with respect to any taxable year of the Collateral Manager (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Collateral Manager shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Collateral Manager to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a Regulated Investment Company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a Regulated Investment Company.

“Permitted Working Capital Facility”: Any revolving lending facility associated with a First Lien Loan or a First Lien Last Out Loan that is incurred by the same Obligor (i) that is secured by all or a portion of the current assets of the related Obligor and otherwise unsecured or has a security interest with respect to the other assets of the related Obligor that is pari passu with or junior to the lien securing such First Lien Loan or such First Lien Last Out Loan and (ii) has an aggregate commitment that, when aggregated with such Obligor’s aggregate commitments under Permitted Priority Revolving Loans, is equal to not more than the applicable Obligor’s EBITDA (as determined ~~at~~as of the most recent of (x) the time of acquisition~~).~~ by the Borrower, and (y) the date of any increase to, reclassification of, or other transaction impacting the lien or payment priority of, the commitments under, or incurrence of any additional, Permitted Priority Revolving Loan, Permitted Pari Passu Revolving Loan or Permitted Working Capital Facility by the applicable Obligor).

“Person”: An individual, partnership, exempted limited partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency, instrumentality or political subdivision thereof), estate, company, exempted company, limited liability partnership, nonprofit corporation, group, sector, territory or other entity or organization.

“PIK Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues; provided that the interest of any Loan that is paid with the proceeds of a permitted draw on a Revolving Loan shall not constitute PIK Interest.

“PIK Loan”: A Loan that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest. For the avoidance of doubt, Partial PIK Loans and Permitted Partial PIK Loans shall constitute “PIK Loans” hereunder.

“Platform”: Any electronic system (other than the Syndicate Platform), including Intralinks®, ClearPar® and any other internet or extranet-based site, which electronic system is acceptable to the Administrative Agent in its sole discretion and which provides for access to data protected by passcodes or other security systems.

“Pledge Agreement (Borrower Equity)”: The Pledge Agreement, dated as of the Effective Date, made by the Equityholder in favor of the Administrative Agent, for the benefit of itself and the Lenders, pledging all of the equity interests of the Borrower, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Pre-Funded Equity”: Any amount contributed by the Fund to the Borrower and deposited in the applicable Pre-Funded Equity Account for the purpose of acquiring one or more Loans in accordance with the terms hereof.

“Pre-Funded Equity Account”: A Securities Account created and maintained on the books and records of the ~~Collateral Custodian~~Securities Intermediary (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Pre-Funded Equity Account”, if any, in the name of the Borrower, and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties. For the avoidance of doubt, the Borrower may elect not to create or maintain a Pre-Funded Equity Account.

“Pre-Funded Equity Acquisition”: The meaning specified in Section 2.9(g).

“Pre-Funded Loan”: A Loan which will, upon the acquisition thereof, be an Eligible Loan; Pre-Funded Loans may be funded from a disbursement of the proceeds of a Loan Advance made into the Pre-Funded Loan Account prior to (but in no event earlier than three (3) Business Days prior to) the anticipated closing date of such Loan.

“Pre-Funded Loan Account”: A Securities Account created and maintained on the books and records of the ~~Collateral Custodian~~Securities Intermediary (or any other party acceptable to the Administrative Agent in its sole discretion) ~~entitled~~designated by the Borrower as a “Pre-Funded Loan Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Prepayment Premium”: With respect to any voluntary reduction of the Facility Amount (in whole or in part) pursuant to Section 2.3, prior to the first anniversary of the Effective Date, an amount equal to 1.00% of the amount by which the Facility Amount has been reduced.

“Principal Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Principal Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Principal Collections”: (a) All Collections received by the Borrower or the Collateral Custodian that are not Interest Collections, Excluded Amounts or Pre-Funded Equity

to the extent received in cash by or on behalf of the Borrower or the Collateral Custodian and (b) any amount deposited by the Borrower (or the Collateral Manager on its behalf) in the Principal Collections Account in accordance with Section 2.6(i) or Section 2.9(e)(i)(y); provided that, for the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account or amounts withdrawn pursuant to Section 2.14(a) once such amounts have been applied as set forth therein; provided further that, amounts initially deposited as Pre-Funded Equity may be transferred to the Principal Collection Account and redesignated as Principal Collections pursuant to Section 2.6, at which time such amounts shall permanently cease to be treated as Pre-Funded Equity and shall be deemed Principal Collections.

“Pro Rata Share”: With respect to a Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of “Commitment”) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of “Commitment”) or, if the Commitments have been terminated, based on the Advances Outstanding.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral, net of all out-of-pocket expenses incurred in connection with any such collection, sale, liquidation, foreclosure, exchange or disposal.

“Promissory Note”: The meaning specified in Section 2.1(a).

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Public Lenders”: The meaning specified in Section 12.2(d).

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Transferor, the Equityholder or the Borrower (as applicable) for such Loan (exclusive of any interest, PIK Interest and original issue discount) divided by (ii) the principal balance of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, PIK Interest and original issue discount); provided that the Purchase Price of any Loan determined to be equal to or greater than ninety-five percent (95.0%) in accordance with the foregoing calculation shall be deemed to be one hundred percent (100%).

“QFC”: The meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Borrowing Base Tower Cash Flow Loan”: A Borrowing Base Tower Cash Flow Loan for which the applicable Development Basket Debt does not exceed 10% of the total indebtedness for such Loan.

financial statements, at the election of the Borrower (or the Collateral Manager on its behalf) to the Administrative Agent in writing, each period of the last twelve (12) consecutive reported calendar months, and (ii) for Obligors delivering quarterly financial statements (or those delivering monthly financial statements with respect to whom the applicable election set forth in clause (i) has not been made), each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters, as applicable, have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the most recently ended month or fiscal quarter (as the case may be), with applicable amounts in such period annualized for purposes of such calculations, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Repayment Notice”: Each notice required to be delivered by the Borrower in respect of any repayment of Advances Outstanding, in the form of Exhibit A-2.

“Replacement Collateral Manager”: The meaning specified in Section 6.11(a).

“Replacement Collateral Manager Fee”: The fee payable to the Replacement Collateral Manager or any successor Collateral Manager on each Quarterly Payment Date in arrears in respect of each Accrual Period after the resignation or removal of Phillip Street Middle Market Lending Fund LLC (or any other Affiliate of any Loan Party or the Investment Advisor) as Collateral Manager hereunder, which fee shall be an amount equal to (A) (i) the sum of the Adjusted Borrowing Value of all Eligible Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.50% per annum; provided, however, that the Replacement Collateral Manager shall be entitled to receive payment for such greater amount as agreed between the Replacement Collateral Manager and the Administrative Agent in its sole discretion.

“Reportable Event”: A reportable event within the meaning of Section 4043 of ERISA, other than those events as to which the thirty (30) day notice period referred to in Section 4043(c) of ERISA has been waived.

“Required Funding Amount”: As of any date of determination and after giving effect to any withdrawals from the Unfunded Exposure Account on such date of determination, (i) during the Revolving Period, (A) if no Event of Default has occurred and is continuing, the Aggregate Unfunded Exposure Equity Amount~~,~~ and (B) after an Event of Default has occurred and is continuing, the Aggregate Unfunded Exposure Amount or (ii) after the Revolving Period, the Aggregate Unfunded Exposure Amount.

“Required Lenders”: (a) The Administrative Agent and (b) the Lenders representing an aggregate of more than 50.00% of (i) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (ii) thereafter, the Advances Outstanding; provided that (A) if two (2) or more Lenders each represent 20.00% or more of (i) prior to the earlier to occur of the Revolving perfected security interest or lien in, to or on specified collateral of the related Obligor, subject to purchase money Liens, customary Liens for taxes or regulatory charges not then due and payable (including by reason of contestation), Liens accorded priority by law in favor of the United States or any State or agency, and other permitted Liens under the related Underlying Instruments that are reasonable and customary for similar loans (including liens securing “first lien” loans), (iii) for which the Collateral Manager determines in good faith and in accordance with the Collateral Management Standard that the enterprise value of the related Obligor or the value of the collateral securing the Loan (each as determined by Collateral Manager in accordance with a methodology acceptable to the Administrative Agent) on the date such Loan is first included as part of the Collateral or on the date that any Value Adjustment Event occurs equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (iv) that is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation for borrowed money of the Obligor (excluding customary terms applicable to a second lien lender under customary intercreditor provisions, including such as after an event of default in connection with a first priority Lien or with respect to the liquidation of the Obligor or certain specified collateral for such Loan), and (v) that is not secured solely or primarily by the Capital Stock of its Obligor or any of such Obligor’s Affiliates.

“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Custodian and (iv) the Securities Intermediary.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: (i) A Clearing Corporation; or (ii) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity. The initial Securities Intermediary ~~under the Account Control Agreement~~ shall be State Street Bank and Trust Company.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Collateral Manager Fee”: So long as Phillip Street Middle Market Lending Fund LLC (or any Affiliate of any Loan Party or the Investment Advisor) is the Collateral Manager, the fee payable to the Collateral Manager on each Quarterly Payment Date in arrears in respect of each Accrual Period, which fee shall be an amount equal to (A) (i) the sum of the Adjusted Borrowing Value of all Eligible Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.35% per annum.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Specified Rating”: As to any Obligor or Loan, (i) a public debt rating equal to or better than “B-” by S&P or the equivalent public debt rating of another Rating Agency or (ii) if no rating referenced in clause (i) is available, a private debt rating equal to or better than “B-” by S&P or the equivalent private debt rating of another Rating Agency; provided that in the case of each of the foregoing clauses (i) and (ii), (x) if both the applicable Obligor and the applicable Loan have at least one rating under any such clause, the applicable Loan rating shall apply for purposes of determining the rating under such clause and (y) if the applicable Obligor or Loan has more than one rating under any such clause, the lowest such rating shall apply for purposes of determining the rating under such clause.

“Structured Finance Obligation”: Any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other Financial Assets of any Obligor that is a single purpose bankruptcy remote special purpose entity established to finance such Financial Assets, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Swingline Advance”: Any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires. For the avoidance of doubt, unless otherwise specified a Swingline Advance shall constitute a Loan Advance hereunder.

“Swingline Commitment”: The commitment of the Swingline Lender to fund Swingline Advances, subject to the terms and conditions herein, in an amount not greater than $48,000,000 (without regard to any future reimbursement of Swingline Advances by the Lenders), as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender, in its capacity as a Lender hereunder, and is not in addition thereto.

“Swingline Lender”: Ally Bank, in its capacity as the swingline lender hereunder, together with its permitted successors and assigns.

“Swingline Note”: The meaning specified in Section 2.1(b).

“Swingline Refinance Date”: The meaning specified in Section 2.2(g)(i).

“Subordinated Collateral Manager Fee”: So long as Phillip Street Middle Market Lending Fund LLC (or any Affiliate of any Loan Party or the Investment Advisor) is the Collateral Manager, the fee payable to the Collateral Manager on each Quarterly Payment Date in arrears in respect of each Accrual Period, which fee shall be an amount equal to (A) (i) the sum of the Adjusted Borrowing Value of all Eligible Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.15% per annum.

“Subsidiary”: As to any Person, a corporation, partnership, exempted limited partnership, company, exempted company, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, exempted limited partnership, company, exempted company, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“Syndicate Communications”: Collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent and each Lender by means of electronic communications pursuant to Article XII, including through the Syndicate Platform.

“Syndicate Platform”: Any electronic system, including Intralinks®, ClearPar® and any other internet or extranet-based site, provided by or on behalf of the Administrative Agent pursuant to Section 12.2(c), for purposes of providing access to Syndicate Communications protected by passcodes or other security systems.

“Tape”: The meaning specified in Section 7.2(b)(vi).

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR”: The greater of (a) the Floor and (b) the forward-looking term rate based on SOFR for a tenor comparable to the applicable Available Tenor selected by the Borrower in accordance with the definition of “Benchmark” on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, Term SOFR for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be Term SOFR for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which Term SOFR for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Administrative Agent in its reasonable discretion and in consultation with the Borrower).

“Termination Date”: The earlier of (a) the date that is two (2) years after the Revolving Period End Date or (b) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Third Amendment Effective Date”: December 20, 2024.

“Tier 1 Obligor”: (a) With respect to First Lien Loans, Obligors for which the Obligor Net Senior Leverage Ratio of the applicable Obligor with respect to such First Lien Loan is less than ~~4.25~~4.75 to 1.00, (b) with respect to First Lien Last Out Loans and Second Lien Loans, Obligors for which the Obligor Net Total Leverage Ratio of the applicable Obligor with respect to such First Lien Last Out Loan or Second Lien Loan is less than ~~5.25~~5.75 to 1.00, (c) with respect to Recurring Revenue Loans, Obligors for which the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor with respect to such Recurring Revenue Loan is less than 2.00 to 1.00 and (d) with respect to Tower Cash Flow Loans, Obligors for which the Obligor Tower Cash Flow Multiple of the applicable Obligor with respect to such Tower Cash Flow Loan is less than 12.00 to 1.00.

“Tier 2 Obligor”: (a) With respect to First Lien Loans, Obligors for which the Obligor Net Senior Leverage Ratio of the applicable Obligor with respect to such First Lien Loan is less than ~~5.25~~5.75 to 1.00 but greater than or equal to ~~4.25~~4.75 to 1.00, (b) with respect to First Lien Last Out Loans and Second Lien Loans, Obligors for which the Obligor Net Total Leverage Ratio of the applicable Obligor with respect to such First Lien Last Out Loan or Second Lien Loan is less than ~~6.25~~6.75 to 1.00 but greater than or equal to ~~5.25~~5.75 to 1.00, (c) with respect to Recurring Revenue Loans, Obligors for which the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor with respect to such Recurring Revenue Loan is less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00 and (d) with respect to Tower Cash Flow Loans, Obligors for which the Obligor Tower Cash Flow Multiple of the applicable Obligor with respect to such Tower Cash Flow Loan is less than 13.50 to 1.00 but greater than or equal to 12.00 to 1.00.

“Tier 3 Obligor”: (a) With respect to First Lien Loans, Obligors for which the Obligor Net Senior Leverage Ratio of the applicable Obligor with respect to such First Lien Loan is less than ~~6.25~~6.75 to 1.00 but greater than or equal to ~~5.25~~5.75 to 1.00, (b) with respect to First Lien Last Out Loans and Second Lien Loans, Obligors for which the Obligor Net Total Leverage Ratio of the applicable Obligor with respect to such First Lien Last Out Loan or Second Lien Loan is less than ~~7.25~~7.75 to 1.00 but greater than or equal to ~~6.25~~6.75 to 1.00, (c) with respect to Recurring Revenue Loans, Obligors for which the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor with respect to such Recurring Revenue Loan is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00 and (d) with respect to Tower Cash Flow Loans, Obligors for which the Obligor Tower Cash Flow Multiple of the applicable Obligor with respect to such Tower Cash Flow Loan is less than 15.00 to 1.00 but greater than or equal to 13.50 to 1.00.

“Total Interest Coverage Ratio”: With respect to the Borrower, for the trailing four (4) consecutive Accrual Periods then ending, the ratio of (i)(A) the Borrower Interest Collections during such period, minus (B) all Senior Collateral Manager Fees and Subordinated Collateral Manager Fees payable by the Borrower during such period to (ii) Interest Expense for such period.

“Tower Cash Flow Loan”: Any Loan that satisfies all of the requirements set forth in the definition of “First Lien Loan” or “First Lien Last Out Loan” except that it is underwritten to Obligor Tower Cash Flow as determined by the Collateral Manager in accordance with the Collateral Management Standard.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, each Sale Agreement, the Account Control Agreement, the Pledge Agreement (Borrower Equity), the Fee Letter, each Note, any Joinder Supplement, any Transferee Letter, any Assignment and Assumption and the Collateral Custodian Fee Letter.

“Transferee Letter”: The meaning specified in Section 12.16.

“Transferor”: Phillip Street Middle Market Lending Fund LLC, as seller of Loans to the Equityholder.

“Transferor Sale Agreement”: The Sale and Contribution Agreement, dated as of the Effective Date, among the Transferor and the Equityholder, as amended, modified, waived, supplemented, restated or replaced from time to time.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.

“Unfunded Exposure Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: On any date of determination, with respect to any Loan, the aggregate amount (without duplication) of (i) the Dollar Equivalent of unfunded commitments (which shall include all unfunded revolver commitments and unfunded portions of delayed draw term loans) and (ii) the Dollar Equivalent of all standby or contingent commitments associated with such Loan.

“Unfunded Exposure Equity Amount”: On any date of determination, with respect to any Revolving Loan, an amount equal to (i) the Unfunded Exposure Amount with respect to such Loan minus (ii) the product of (a) the Unfunded Exposure Amount with respect to such Loan multiplied by (b) the Assigned Value of such Loan and multiplied by (c) the Advance Rate applicable to such Loan.

“Unfunded Exposure Shortfall”: As of any date of determination, a shortfall exists if (i) (a) during the Revolving Period and (b) if no Event of Default has occurred and is continuing, the ~~sum of (x) the~~ aggregate amount on deposit in the Unfunded Exposure Account ~~and (y) the unfunded commitments of the Transferor~~ is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral and (ii) (a) if an Event of Default has occurred and is continuing or (b) after the Revolving Period, in either case, the aggregate amount on deposit in the Unfunded Exposure Account is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral.

Section 1.5 Calculation of Borrowing Base.

In connection with amounts to be calculated for purposes of determining the Borrowing Base and generally preparing the Borrowing Base Certificates, all amounts shall be expressed in Dollars.

Section 1.6 Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE NOTES

Section 2.1  The Notes.

(a)   On the terms and conditions hereinafter set forth, the Borrower shall deliver, if requested by the Administrative Agent or any Lender, (i) on the Effective Date, to each requesting Lender at the applicable address set forth on Annex A to this Agreement, and (ii) on the effective date of any Joinder Supplement, to each additional Lender requesting a Note, at the address set forth in the applicable Joinder Supplement, a duly executed promissory note in substantially the form of Exhibit B-1 (each a “Promissory Note”), dated as of the date of this Agreement or the effective date of such Joinder Supplement (as applicable), each in a face amount equal to the applicable Lender’s Commitment as of the Effective Date or the effective date of any Joinder Supplement, as applicable, and otherwise duly completed. Each Note shall evidence obligations in an amount equal, at any time, to the Advances Outstanding by such Lender under the applicable Note on such day.

(b)   On the terms and conditions hereinafter set forth, the Borrower shall deliver, if requested by the Swingline Lender, on the Fifth Amendment Effective Date, at the applicable address of the Swingline Lender on file with the Administrative Agent, a fully executed promissory note in substantially the form of Exhibit B-2 (each a “Swingline Note”), in a face amount equal to the Swingline Commitment as of the Fifth Amendment Effective Date and otherwise duly completed.

Section 2.2  Procedures for Loan Advances by the Lenders.

(a)  Subject to the limitations set forth in this Section 2.2, the Borrower may, during the Revolving Period, request the Lenders to make advances of funds (each, a “Loan Advance”) by delivering to the Administrative Agent the information and documents set forth in this Section 2.2 at the applicable times provided herein. Upon receipt of such information and documents, the Administrative Agent will provide notification to the Lenders with respect thereto.

(b)   Subject to the limitations set forth in this Section 2.2, the Borrower may, from time to time during the Revolving Period, request the Swingline Lender make Swingline Advances by delivering to the Administrative Agent the information and documents set forth in this Section 2.2 at the applicable times provided herein; provided that the Swingline Lender shall not be required to make a Swingline Advance to refinance an outstanding Swingline Advance. The Benchmark for each Swingline Advance shall be Daily Simple SOFR. Upon receipt of such information and documents, the Administrative Agent will provide notification to the Lenders with respect thereto.

(c)   ~~(b)~~ With respect to (i) Loan Advances~~,~~ (other than Swingline Advances), no later than 12:00 p.m. (New York City Time), (x) with respect to Loan Advances bearing interest at the Base Rate or Daily Simple SOFR, one (1) Business Day (or such shorter period as permitted by the Administrative Agent in its sole discretion, but not later than 12:00 p.m. (New York City Time) on the date of the proposed Funding Date) or (y) with respect to Loan Advances bearing interest at Term SOFR, three (3) U.S. Government Securities Business Days (or such shorter period as permitted by the Administrative Agent in its sole discretion, but not later than 12:00 p.m. (New York City Time) on the date of the proposed Funding Date), in either case, prior to the proposed Funding Date or (ii) Swingline Advances not later than 12:00 p.m. (New York City Time) on the date of the proposed Funding Date, the Borrower shall deliver:

(i) to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered; and

(ii) to the Administrative Agent and the Collateral Custodian a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Loan Advance is requested and giving pro forma effect to the Loan Advances requested and the use of the proceeds thereof) which shall (a) specify the desired amount of such Loan Advance, which amount shall not cause the Advances Outstanding to exceed the Availability and must be at least equal to $500,000 (or, in the case of any Loan Advance to be applied to fund any draw under a Revolving Loan or

Delayed Draw (Unfunded) Loan, such lesser amount as may be required to fund such draw), to be allocated to each Lender in accordance with its Pro Rata Share, (b) specify the proposed Funding Date of such Loan Advance, (c) specify the Benchmark and, if applicable, the Interest Period and the Available Tenor for such Loan Advance, (d) specify the Loan(s) to be financed on such Funding Date (if any) (including the appropriate Obligor, Outstanding Balance, Assigned Value and Purchase Price for each Loan, which information may be included in the Borrowing Base Certificate), and with respect to any Revolving Loan or Delayed Draw (Unfunded) Loan, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of such Loan(s) pursuant to Section 2.9(e) and with respect to any Pre-Funded Loan, the amount to be deposited in the Pre-Funded Loan Account for the purpose of funding such Pre-Funded Loan pursuant to Section 2.9(f), (e) [reserved], and (f) include a representation that all conditions precedent for a Loan Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent after 12:00 p.m. (New York City Time) or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. (New York City Time) on the next Business Day. If the Borrower desires to have the Loan Advances bear interest by reference to Term SOFR, the Borrower must comply with Section 2.10(e) hereof.

Unless otherwise agreed by the Lenders with respect to a given Funding Notice, if Borrower delivers a Funding Notice specifying a proposed Funding Date that would occur less than (x) in the case of an Advance bearing interest at the Base Rate or Daily Simple SOFR, one (1) Business Day or (y) in the case of an Advance bearing interest at Term SOFR, three (3) U.S. Government Securities Business Days, in either case, after the date such Funding Notice is received (or deemed received in accordance with Section 2.2(c)(ii)), such request for an Advance shall be treated as a request for a Swingline Advance.

(d)  ~~(c)~~ On the proposed Funding Date, subject to the limitations set forth in this Section 2.2 and upon satisfaction of the applicable conditions set forth in Article III:

(i) with respect to each Loan Advance (other than a Swingline Advance), each Lender shall make available to the Administrative Agent in same day funds, by no later than 12:00 p.m. (New York City Time), an amount equal to such Lender’s Pro Rata Share, of the least of (A) the amount requested by the Borrower for such Loan Advance, (B) the aggregate unused Commitments then in effect and (C) the maximum amount that, after taking into account the proposed use of the proceeds of such Loan Advance, could be advanced to the Borrower hereunder without causing the Advances Outstanding to exceed the Availability;

(ii) with respect to each Swingline Advance, the Swingline Lender shall make available to the Borrower in same day funds, an amount equal to the least of (A) the amount requested by the Borrower for such Swingline Advance, (B) the positive difference between (I) the Swingline Commitment then in effect and (II) the aggregate outstanding Swingline Advances as of such date and (C) the maximum amount that, after taking into account the proposed use of proceeds of such Swingline Advance, could be advanced to the Borrower hereunder without causing the Advances Outstanding to exceed the Availability; provided that, no Swingline Advance will be permitted if the amount requested by the Borrower in respect of such Swingline Advance will cause the sum of (x) the outstanding Swingline Advances as of such date, and (y) aggregate outstanding amount of Loan Advances made by the Swingline Lender in its capacity as a Lender (excluding the portion of such Swingline Advance attributable to the Swingline Lender’s subsequent Loan Advance in connection with the repayment of such Swingline Advance) to exceed the Commitment of the Swingline Lender in its capacity as a Lender;

(iii)  ~~(ii)~~ upon receipt of the amounts described in clause (i), the Administrative Agent shall promptly fund such amounts by wire transfer to the Pre-Funded Equity Account or such other account designated by the Borrower in the applicable Funding Notice given pursuant to this Section 2.2; and

(iv)  ~~(iii)~~ notwithstanding clauses (i)  ~~and~~, (ii) and (iii) of this Section 2.2(~~c~~d) with respect to the funding of the initial Loan Advance hereunder, the Lenders and the Administrative Agent may net any fees and reimbursable expenses owing to it on the Effective Date (as set forth in the executed closing statement) from the amount funded by the Lenders to the Administrative Agent pursuant to clause (i) or (ii), as applicable, and/or the amount of such Loan Advance funded by the Administrative Agent to the Borrower pursuant to clause (~~ii~~iii).

(e)   ~~(d)~~ On each Funding Date (which is not associated with a Swingline Advance), the obligation of each Lender to remit its Pro Rata Share of any Loan Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder. Notwithstanding anything to the contrary herein, no Lender shall be obligated to make any Loan Advance on or after the earlier to occur of the Revolving Period End Date or the Termination Date~~.~~, except as provided in Section 2.2(f). For the avoidance of doubt, in relation with a refinancing of a Swingline Advance, such Lender’s payment obligation will be fulfilled in accordance with Section 2.2(g).

(f)   ~~(e)~~ Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) an Event of Default or (ii) the Revolving Period End Date, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Administrative Agent (x) may, in the case of the occurrence of an Event of Default or (y) shall in the case of the occurrence of the Revolving Period End Date, on behalf of the Borrower, request a Loan Advance in the amount of such shortfall (the “Exposure Amount Shortfall”). Following receipt of such request, the Lenders shall fund such Exposure Amount Shortfall in accordance with Section 2.2(~~b~~c), notwithstanding anything to the contrary herein (including the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.2), except that no Lender shall make any Loan Advance to the extent that, after giving effect to such Loan Advance, the Advances Outstanding would exceed the Availability.

(g)   Refinancing of Swingline Advances.

(i) Each Swingline Advance shall be refinanced by the Lenders on the second (2nd) Business Day following the date of such Swingline Advance (each such date, a

“Swingline Refinance Date”). Such refinancings shall be made by the Lenders in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Advances of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Pro Rata Share of Advances as required to repay Swingline Advances outstanding to the Swingline Lender no later than 12:00 p.m. on the applicable Swingline Refinance Date.

(ii) To the extent that amounts received from the Lenders pursuant to clause (i) above are not sufficient to refinance the applicable Swingline Advance in full by the date so required, the Borrower shall pay to the Swingline Lender, within five (5) Business Days of demand, the amount of such shortfall. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Shares.

(iii) Each Lender acknowledges and agrees that its obligation to refinance Swingline Advances in accordance with the terms of this Section 2.2(g) is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including, (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, the Administrative Agent, any other Lender or any other Person, (B) the failure of any condition precedent set forth in Section 3.2 to be satisfied or the failure of the Borrower to deliver a Funding Notice (each of which requirements the Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Loan Party. Further, each Lender agrees and acknowledges that if prior to the refinancing of any outstanding Swingline Advances pursuant to this Section 2.2(g), a bankruptcy or insolvency proceeding relating to the Borrower, the Equityholder, the Collateral Manager or the Transferor shall have occurred, each Lender will, on the date the applicable Loan Advance would have been made, purchase an undivided participating interest in the Swingline Advance to be refinanced in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Advance. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Advance, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

Section 2.3  Principal Repayments.

(a)  The Borrower shall be entitled at its option, at any time, to repay the Advances Outstanding; provided that (i) the Borrower shall give prior written notice of such repayment in the form of Exhibit A-2 to the Administrative Agent (with a copy to the Collateral Custodian) by at least (A) 12:00 p.m. (New York City Time) on the date of such repayment, (ii) any repayment of Advances Outstanding (other than with respect to repayments of Advances

Outstanding made by the Borrower to reduce a Borrowing Base Deficiency to zero) shall be in a minimum amount of $500,000 (other than (x) any prepayment of Swingline Advances for which no minimum shall apply and (y) any such partial repayment of Advances Outstanding which is funded (A) solely with proceeds from the repayment of a Revolving Loan or (B) solely with amounts otherwise distributable to the Borrower under Section 2.7(a)(16), Section 2.7(b)(6) or Section 2.8(11)) and (iii) the Borrower shall pay to the Administrative Agent, to be distributed pro rata to each Lender, an amount equal to any Prepayment Premium, if any, then due and payable pursuant to the terms hereof. In connection with any such repayment of Advances Outstanding, the Borrower shall deliver to the Administrative Agent by 1:00 p.m. (New York City Time) (1) instructions to repay such Advances Outstanding and (2) funds sufficient to repay such Advances Outstanding together with all accrued Interest and any Breakage Costs, but only to the extent such accrued Interest and/or Breakage Costs are requested with such repayment by the applicable Lender; provided that the Advances Outstanding will not be repaid unless sufficient funds have been remitted to pay all such amounts in the succeeding sentence in full. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.3(a) to the pro rata repayment of the Advances Outstanding and to the payment of accrued Interest on the amount of the Advances Outstanding to be repaid and to the payment of any Breakage Costs. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(a) shall be irrevocable. Upon receipt of any notice or instructions from the Borrower pursuant to this Section 2.3(a), the Administrative Agent will provide notification to the Lenders with respect thereto. Any prepayment of Advances Outstanding under this Section 2.3(a) shall be applied first to the Loan Advances that bear interest at the Base Rate, second, ratably, to the Loan Advances that bear interest at Daily Simple SOFR and then, ratably, to the Loan Advances that bear interest at Term SOFR, in the direct order of Interest Period maturities.

(b)  Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and each of the Lenders.

(c)  Commitment Reductions.

(i) Prior to the Revolving Period End Date, the Borrower shall have the right to permanently reduce all or a portion of the unfunded amount of the Commitments upon not less than ten (10) Business Days’ prior written notice to the Administrative Agent (with a copy to the Collateral Custodian) of any such reduction, which notice shall substantially be in the form of Exhibit A-10 and shall specify the effective date of such reduction. Such notice of reduction shall be effective only upon receipt and shall permanently reduce the Commitments of each Lender, pro rata, in the amount of the reduction and on the date specified in such notice; provided that no such reduction will reduce the Commitments below the Advances Outstanding at such time. Any notice of reduction delivered to Administrative Agent shall be irrevocable.

(ii) The reduction of the Commitments pursuant to Section 2.3(c)(i) shall be permanent and in an amount not less than $10,000,000 and the Commitments,

(3)  (x) initially, to Phillip Street Middle Market Lending Fund LLC, and (y) after the resignation or removal of Phillip Street Middle Market Lending Fund LLC (or any other Affiliate of any Loan Party) as the Collateral Manager hereunder, to the Collateral Manager (including, for the avoidance of doubt, the Replacement Collateral Manager, if applicable), to pay any accrued and unpaid Senior Collateral Manager Fees, or the Replacement Collateral Manager Fees, as applicable;

(4)  to the Administrative Agent, in an amount equal to any accrued and unpaid fees, expenses and indemnities of the Administrative Agent set forth in the Transaction Documents;

(5)  to the Administrative Agent to be distributed pro rata to each Lender, in an amount equal to (a) any accrued and unpaid Interest with respect to Loan Advances made by such Lender, (b) any accrued and unpaid Non-Usage Fee (such Non-Usage Fee to be allocated based on the unused Commitment of each Lender (other than any Defaulting Lender)) and (c) any accrued and unpaid Breakage Costs;

(6)  to the Administrative Agent, to be distributed pro rata to each Lender, in an amount equal to any Prepayment Premium then due and payable pursuant to the terms hereof;

(7)  to the Collateral Manager as a Permitted RIC Distribution;

(8)   first, to the Swingline Lender to repay any outstanding Swingline Advances and second, if a Borrowing Base Deficiency exists, to the Administrative Agent to be distributed pro rata to each Lender to repay the Advances Outstanding, in an amount necessary to reduce the Borrowing Base Deficiency to zero;

(9)  to the Collateral Manager to pay out-of-pocket costs and expenses of the Collateral Manager not paid pursuant to clause (2) above;

(10) to the Administrative Agent, to be distributed to the affected Lenders, any amounts accrued and unpaid in respect of Increased Costs and Taxes;

(11) to the Administrative Agent, to be distributed to the Administrative Agent and each applicable Lender, to pay all other Administrative Expenses of the Administrative Agent and the Lenders, as applicable;

(12) (a) during the Revolving Period, to fund the Unfunded Exposure Account in an amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount, or (b) after the Revolving Period, to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(13) first, to the Collateral Custodian or the Securities Intermediary, and second, to the Administrative Agent to be distributed to the Administrative Agent, any applicable Lender, the Indemnified Parties, or the Secured Parties, as applicable, all other amounts then due and owing, including any unpaid Administrative Expenses or Collateral Custodian Fees, any amounts accrued and unpaid under the Fee Letter, Increased Costs, Taxes, and indemnities, but other than the principal of Advances Outstanding, then due under this Agreement, including, without limitation, any other Obligations;

(14) to the Collateral Manager, to pay any accrued and unpaid Subordinated Collateral Manager Fees;

(15) to be distributed at the discretion of the Collateral Manager (i) during the Revolving Period, to the Principal Collection Account to be used (on such Quarterly Payment Date or maintained in the Principal Collection Account for such use) with respect to any Reinvestment of Principal Collections and the acquisition of Loans as permitted by this Agreement, (ii) to repay the Advances Outstanding or (iii) to reimburse the Collateral Manager for any unreimbursed amounts paid by the Collateral Manager on behalf of the Borrower pursuant to this Agreement, to the extent not otherwise reimbursed hereunder; provided that any Available Funds in the Interest Collection Account not distributed or maintained pursuant to this clause (15) shall, on such Quarterly Payment Date, be distributed in accordance with the remainder of this Section 2.7(a); and

(16) any remaining amounts shall be distributed (i) if a Default (about which notice has been given to the Borrower or the Borrower otherwise has knowledge thereof) has occurred and is continuing, to the Interest Collection Account, or (ii) otherwise, ~~to the~~at the discretion of the Collateral Manager to the Pre-Funded Equity Account or the Borrower to make Restricted Payments or for any other purpose permitted under this Agreement.

(b)  Principal Collections. On each Quarterly Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct (which direction shall be deemed given upon receipt by the Collateral Custodian of the related Quarterly Payment Date Report) the Collateral Custodian to pay pursuant to the latest Quarterly Payment Date Report (and the Collateral Custodian shall make payment from the Principal Collection Account to the extent of Available Funds (other than Principal Collections that have been designated for use to settle binding commitments with respect to Eligible Loans entered into prior to the applicable Quarterly Determination Date), in reliance on the information set forth in such Quarterly Payment Date Report) to the following Persons, the following amounts in the following order of priority:

(1)  to the extent not paid pursuant to Section 2.7(a), to the applicable Person, in the order of priority and subject to the limits set forth in Section 2.7(a), such amounts payable pursuant to clauses (1) through (8) thereof;

(2)  during the Revolving Period, to be distributed at the discretion of the Collateral Manager (i) to be used (on such Quarterly Payment Date or maintained in the Principal Collection Account for such use) with respect to any Reinvestment of Principal Collections and the acquisition of Loans as permitted by this Agreement, (ii) to repay the Advances Outstanding or (iii) to the applicable Person, the amounts payable pursuant to clauses (3), (5) and (6) below, in sequential order of priority; provided that any Available Funds in the Principal Collection Account not distributed or maintained pursuant to this clause (2) shall, on such Quarterly Payment Date, be distributed in accordance with the remainder of this Section 2.7(b);

(3)  to the extent not paid pursuant to Section 2.7(a), to the applicable Person, in the order of priority set forth in Section 2.7(a), such amounts payable pursuant to clause (9) thereof;

(4)  after the Revolving Period End Date, (1) prior to the one (1) year anniversary of Revolving Period End Date, 80% of the remaining amounts to the Administrative Agent to be distributed pro rata to the Lenders to repay the Advances Outstanding until all Loan Advances are paid in full and 20% of the remaining amounts to be distributed to the Borrower and (2) otherwise, 100% of the remaining amounts to the Administrative Agent to be distributed pro rata to the Lenders to repay the Advances Outstanding until paid in full;

(5)  to the extent not paid pursuant to Section 2.7(a), to the applicable Person, in the order of priority set forth in Section 2.7(a), such amounts payable pursuant to clauses (10) through (15) thereof; and

(6)  any remaining amounts shall be distributed (i) if a Default (about which notice has been given to the Borrower or the Borrower otherwise has knowledge thereof) has occurred and is continuing, to the Principal Collection Account, or (ii) otherwise, ~~to the~~at the discretion of the Collateral Manager to the Pre-Funded Equity Account or the Borrower to make Restricted Payments or for any other purpose permitted under this Agreement.

Section 2.8  Alternate Settlement Procedures.

On (1) each Quarterly Payment Date and (2) to the extent requested by the Administrative Agent in its sole discretion, on any Business Day, in each case, (a) following the occurrence of and during the continuation of an Event of Default or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a), at the request of the Administrative Agent in its sole discretion, the Collateral Manager (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Custodian to pay pursuant to the latest Quarterly Payment Date Report or such other direction as may be timely given by the Administrative Agent (and the Collateral Custodian shall make payment from the Collection Account to the extent of Available Funds ~~and~~, the Pre-Funded Equity Account (other than, if agreed to by the Required Lenders in its sole discretion, Principal Collections that have been designated for use to settle binding commitments with respect to Eligible Loans entered into prior to the applicable Quarterly Determination Date), in reliance on the information set forth in such Quarterly Payment Date Report or such other direction) to the following Persons, the following amounts in the following order of priority:

(1)  to the Borrower in respect of Taxes (but excluding all Taxes imposed on net income of the direct and indirect equity holders of the Fund), registration and filing fees then due and owing by the Borrower or its direct and indirect equity holders, in an amount not to exceed $15,000 in the aggregate during any calendar year;

(2)  first, to the Collateral Custodian and the Securities Intermediary, pro rata, on account of (a) any accrued and unpaid Collateral Custodian Fees and (b) Administrative Expenses not to exceed $100,000 in the aggregate during any calendar year, and second, to the Collateral Manager, in an amount equal to all reasonable and necessary out-of-pocket costs and expenses of the Collateral Manager incurred in connection with the activities of the Borrower, not to exceed $150,000 in the aggregate during any calendar year;

(3)  (x) initially, to Phillip Street Middle Market Lending Fund LLC, and (y) after the resignation or removal of Phillip Street Middle Market Lending Fund LLC (or any other Affiliate of any Loan Party) as the Collateral Manager hereunder, to the Collateral Manager (including, for the avoidance of doubt, the Replacement Collateral Manager, if applicable), to pay any accrued and unpaid Senior Collateral Manager Fees, or the Replacement Collateral Manager Fees, as applicable;

(4)  to the Administrative Agent, in an amount equal to any accrued and unpaid fees, expenses and indemnities set forth in the Transaction Documents;

(5)  to the Administrative Agent to be distributed pro rata to each Lender, in an amount equal to any accrued and unpaid Non-Usage Fee (such Non-Usage Fee to be allocated based on the unused Commitment of each Lender (other than any Defaulting Lender)), and any accrued and unpaid Breakage Costs;

(6)  to the Administrative Agent to be distributed pro rata to each Lender any accrued and unpaid Interest with respect to the Loan Advances made by such Lender;

(7)  to the Administrative Agent to be distributed pro rata to the Lenders to repay the principal on the Advances Outstanding of such Lenders;

(8)  to the Collateral Manager as a Permitted RIC Distribution;

(9)  first, to the Collateral Custodian or the Securities Intermediary, and second, to the Administrative Agent to be distributed to the Administrative Agent, any applicable Lender, the Indemnified Parties, or the Secured Parties, as applicable, all other fees and amounts, including any unpaid Administrative Expenses, Collateral Custodian Fees, any amounts accrued and unpaid under the Fee Letter, Breakage Costs, Increased Costs, Taxes, and indemnities, but other than the principal of the Advances Outstanding, then due under this Agreement;

(10) to the Collateral Manager, to pay any accrued and unpaid Subordinated Collateral Manager Fees; and

(11) to the extent the Obligations have been paid in full, any remaining amounts shall be distributed ~~to the~~, at the discretion of the Collateral Manager, to the Pre-Funded Equity Account or other account of the Borrower.

Section 2.9  Collections and Allocations.

(a)  Collections. The Collateral Manager shall promptly identify any Collections received as being on account of Interest Collections or Principal Collections and shall direct the Collateral Custodian to transfer all Collections received directly by it in accordance with Section 5.1(f).

(b)   Withdrawals.

(i) ~~(b)~~ Excluded Amounts. The Collateral Manager may withdraw at any time from the Collection Accounts any deposits thereto constituting Excluded Amounts, provided that the Collateral Manager shall, concurrently with such withdrawal, deliver to the Administrative Agent (which shall forward to each Lender) a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent.

(ii) Monthly Disbursement of Collections to the Borrower. Not more than once per calendar month during the Revolving Period, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may, on any Business Day (other than any date that is five (5) Business Days or fewer prior to a Quarterly Payment Date), submit a Monthly Collections Disbursement Request to the Administrative Agent requesting that the Administrative Agent approve in writing the disbursement to the Pre-Funded Equity Account of some or all of the funds on deposit in (x) the Principal Collection Account and/or (y) the Interest Collection Account, in the case of clause (y) not to exceed the Excess Interest Collections as of such date (a “Monthly Collections Disbursement”), which Monthly Collections Disbursement Request must be submitted with (i) a Borrowing Base Certificate, dated as of the date of such Monthly Collections Disbursement Request and updated with data as of the applicable Measurement Date for such Borrowing Base Certificate, which evidences that no Borrowing Base Deficiency exists or would result therefrom, (ii) a certification that no Default or Event of Default has occurred or is continuing or would result from such requested Monthly Collections Disbursement, and (iii) if such Monthly Collections

Disbursement Request includes a request to release any funds from the Interest Collection Account, a calculation (certified by the Borrower, as applicable) demonstrating the Excess Interest Collections (including, in each case, a detailed calculation of each component thereof) together with such information reasonably requested by the Administrative Agent to verify such calculations. So long as such conditions are met, the Administrative Agent agrees to, upon receipt of a Monthly Collections Disbursement Request, approve in writing (with a copy to the Collateral Custodian) the Borrower’s transmission, as applicable, of such Monthly Collections Disbursement within two (2) Business Days of the submission of such Monthly Collections Disbursement Request and all certifications, calculations and information required by this Section 2.9(b)(ii); provided, that if, on the Quarterly Payment Date immediately following any Monthly Collections Disbursement that includes funds from the Interest Collection Account, the Available Funds in the Interest Collection Account were not sufficient to pay all amounts required to be paid pursuant Sections 2.7(a)(1) through (14) on such Quarterly Payment Date, the approval of any future Monthly Collections Disbursement that includes funds from the Interest Collection Account (but, for the avoidance of doubt, not any Monthly Collections Disbursement consisting solely of funds in the Principal Collection Account) shall be in the Administrative Agent’s sole discretion; provided that, so long as the conditions are met, if the Administrative Agent does not provide a rejection in writing within two (2) Business Days of its receipt of the Monthly Collections Disbursement Request, the Administrative Agent shall be deemed to have provided its approval. Upon receipt of such approval from the Administrative Agent, the Collateral Custodian is directed to release funds from the Principal Collection Account and/or Interest Collection Account (as applicable) to the Pre-Funded Equity Account in the amount set forth in the Monthly Collections Disbursement Request. For the avoidance of doubt, none of the Borrower or the Collateral Custodian shall distribute or transmit any funds from the Principal Collection Account or Interest Collections Account without the prior written approval and consent of the Administrative Agent in accordance with this Section 2.9(b)(ii) or as otherwise permitted or required in this Agreement.

(c)  [Reserved].

(d)  Investment of Funds. Until the occurrence of an Event of Default, to the extent there are uninvested amounts deposited in the Collection Account, all such amounts shall be held in cash or otherwise invested in Permitted Investments selected by the Collateral Manager (or pursuant to standing instructions provided by the Collateral Manager) and any such Permitted Investments may be sold by the Collateral Manager; provided that, from and after the occurrence of the Termination Date, to the extent there are uninvested amounts in the Collection Accounts, all such amounts may be invested in Permitted Investments selected by the Administrative Agent (which may be standing instructions) in consultation with the Collateral Manager in connection with its status as a Regulated Investment Company. All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the applicable Collection Account and shall be applied on each Quarterly Payment Date pursuant to the provisions of Section 2.7 and Section 2.8 (as applicable).

(e)  Unfunded Exposure Account.

(i) The Borrower shall not acquire any Delayed Draw (Unfunded) Loan or Revolving Loan unless, in each case, immediately after giving effect to such acquisition or issuance, the Borrower shall deposit an amount equal to the Required Funding Amount with respect to such Delayed Draw (Unfunded) Loan or Revolving Loan, as applicable, into the Unfunded Exposure Account. Subject to the satisfaction of the Withdrawal Conditions, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower (x) to fund any draw requests of the relevant Obligors under any Revolving Loan or Delayed Draw (Unfunded) Loan or (y) to make a deposit into the Principal Collections Account. Any such withdrawal will be subject to the following conditions (the “Withdrawal Conditions”):

(1)  after giving effect to any such withdrawal under clause (x) above, no Borrowing Base Deficiency exists; and

(2)  solely for the withdrawals described under clause (y) above, after giving effect to any such withdrawal, no Unfunded Exposure Shortfall exists.

(ii) Any draw request made by an Obligor under a Revolving Loan or Delayed Draw (Unfunded) Loan which the Borrower intends to fund through a withdrawal from the Unfunded Exposure Account shall, along with wiring instructions for the applicable Obligor, be forwarded by the Borrower to the Collateral Custodian (with a copy to the Administrative Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the Unfunded Exposure Account (which instruction shall act as a certification that the Withdrawal Conditions are satisfied), and the Collateral Custodian shall fund such draw request in accordance with such instructions from the Borrower.

(iii) If the Borrower shall receive any Principal Collections from an Obligor with respect to a Revolving Loan and, as of the date of such receipt (and after taking into account such repayment), an Unfunded Exposure Shortfall shall exist, the Collateral Custodian shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall as directed by the Borrower (or Collateral Manager on its behalf).

(f)  Pre-Funded Loan ~~Account~~Accounts. The Borrower may withdraw funds on deposit in the Pre-Funded Loan Account to fund Pre-Funded Loans; provided that (i) no funds shall be disbursed from any Pre-Funded Loan Account prior to the closing date of the applicable Eligible Loan, (ii) any Disbursement Request shall identify the Eligible Loan to be acquired by the Borrower and shall include wiring instructions with respect to the Pre-Funded Loan, and such Disbursement Request shall be forwarded by the Collateral Manager to the Collateral Custodian and the Administrative Agent ~~and~~(with a copy to the Collateral Custodian) no later than 4:00 p.m. on the applicable disbursement date, and the Borrower or the Collateral Manager shall instruct the Collateral Custodian to fund such draw request in accordance with such

Disbursement Request, (iii) the Borrower or the Collateral Manager shall have deposited in the Pre-Funded Loan Account (and, for the avoidance of doubt, such funds shall at such time remain in the Pre-Funded Loan Account until disbursed pursuant to this Section) an amount equal to (x) the aggregate consideration to be paid by the Borrower for the acquisition of such Pre-Funded Loan minus (y) the aggregate amount of the Loan Advances then on deposit in the Pre-Funded Loan Account in respect of such Pre-Funded Loan and (iv) no Event of Default has occurred before or after giving effect to such disbursement of proceeds from the Pre-Funded Loan Account. Upon the satisfaction of the applicable conditions set forth in this Section 2.9(f) (as certified by the Borrower and the Collateral Manager to the Administrative Agent and the Collateral Custodian upon which the Collateral Custodian may conclusively rely), the Collateral Custodian will release funds from the Pre-Funded Loan Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Pre-Funded Loan Account on such day. At any time, the Borrower or the Collateral Manager (or, after delivery of Notice of Exclusive Control, the Administrative Agent), may, and in the case that such amounts are the proceeds of Loan Advances that remain on deposit for longer than ten (10) Business Days, upon the direction of the Administrative Agent in its sole discretion, shall (to the extent the Borrower no longer believes that such amounts shall be used to acquire a Pre-Funded Loan within the next ten (10) Business Days), cause any amounts on deposit in the Pre-Funded Loan Account (x) that are the proceeds of Loan Advances to be applied to repay such Loan Advances and (y) that were funded to the Pre-Funded Loan Account by the Borrower, the Fund or their Affiliates in respect of a Pre-Funded Loan the acquisition of which was not consummated by the Borrower in such ten (10) Business Day period to be disbursed at the discretion of the Borrower.

(g)  Pre-Funded Equity. The Borrower may withdraw funds on deposit in the Pre-Funded Equity Account to fund the acquisition of Loans in accordance with the terms hereof (a “Pre-Funded Equity Acquisition”), to pay fees and expenses of the Borrower or for any other purpose at the discretion of the Borrower so long as no Default or Event of Default has occurred or is continuing, or would have occurred after such withdrawal. At any time, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may cause any amounts on deposit in the Pre-Funded Equity Account to be disbursed at the discretion of the Borrower; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall exist immediately prior to giving effect to a Pre-Funded Equity Acquisition, the Borrower may effect a Pre-Funded Equity Acquisition so long as, immediately after giving effect to such Pre-Funded Equity Acquisition and any other sale or transfer or other action taken in accordance with Section 2.6 substantially contemporaneous therewith, the Borrowing Base Deficiency is reduced to zero Dollars ($0). If an Event of Default has occurred and is continuing, any Pre-Funded Equity shall be available for application in accordance with Section 2.8. Notwithstanding anything herein to the contrary, it is hereby understood and agreed that no Pre-Funded Equity Account shall be available for the receipt or payment of any amounts until such time as (x) the Collateral Custodian or the Securities Intermediary notifies the Borrower and the Administrative Agent that such Pre-Funded Equity Account is operational and available to receive or pay such amounts and (y) such Pre-Funded Equity Account is subject to the Lien of the Administrative Agent pursuant to the Account Control Agreement.

(h)  Limitation on Transfers. Except as set forth in Sections 2.7, 2.8, 2.9(b), 2.14 and 5.1(f), neither the Borrower nor the Collateral Manager shall withdraw or order a transfer of funds from any Collection Account, and the Collateral Custodian shall not comply with an order or direction from the Borrower or the Collateral Manager to withdraw or transfer funds from any Collection Account, in any case, without the prior written consent of the Administrative Agent, which consent may be given at the Administrative Agent’s sole discretion. On each Quarterly Payment Date, amounts in the Interest Collection Account and the Principal Collection Account shall be applied to make the payments and disbursements described in Section 2.7 or 2.8, as applicable. For the avoidance of doubt, neither the Borrower nor the Collateral Manager will instruct, nor will the Collateral Custodian permit, any release of funds from any Collection Account except in accordance with this Section 2.9(h).

Section 2.10 Payments, Computations, Etc.

(a)  Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Collateral Manager to the Administrative Agent or the other Secured Parties hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City Time) on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the Collateral Manager, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at the Interest Rate applicable during an Event of Default to the extent required under the definition of “Applicable Spread” hereunder, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to the Base Rate, which shall be based on a year consisting of 365 or 366 days) for the actual number of days elapsed.

(b)  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. To the extent that Available Funds are insufficient on any Quarterly Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest at the Interest Rate until repaid in full.

(c)  If any Loan Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2 applicable to the Borrower, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Loan Advance.

(d)  If at any time after the Effective Date, the Advances Outstanding hereunder are not allocated among the Lenders in accordance with their respective Pro Rata Shares, the Lenders agree to make such purchases and sales of interests in the Advances Outstanding between themselves so that each Lender is then holding its relevant Pro Rata Share of Advances Outstanding based on their Commitments at such time (such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith), with all subsequent extensions of credit under this Agreement to be made in accordance with the respective Pro Rata Shares, of the Lenders from time to time party to this Agreement as provided herein.

(e)  The Borrower shall have the option to (i) request that any Loan Advance bear interest at Term SOFR or (ii) continue any Loan Advance that bears interest at Term SOFR as a Loan Advance that bears interest at Term SOFR upon the expiration of the applicable Interest Period and the succeeding Interest Period of that continued Loan Advance shall commence on the last day of the Interest Period of the Loan Advance to be continued (a “Continued Loan Advance”). Any such election must be made by no later than 12:00 p.m. (New York City Time) on the third (3rd) U.S. Government Securities Business Day prior to (1) the Interest Period of any proposed Loan Advance that bears interest at Term SOFR, or (2) the end of the Interest Period with respect to any Loan Advance that bears interest at Term SOFR to be continued as such; provided that, when providing any notice for a Continued Loan Advance, the Borrower may elect, by notice to the Administrative Agent~~,~~ in writing (which may be in the form of an email), to consolidate any other Loan Advances bearing interest at Term SOFR with Interest Periods that mature within five (5) Business Days of such Continued Loan Advance (each, a “Consolidated Loan Advance”), whereby the Interest Periods for such Consolidated Loan Advances will be terminated on the date of expiration of the Interest Period of the applicable Continued Loan Advance (a “Consolidation”); provided, further, the Borrower shall not be responsible for any Breakage Costs resulting from any Consolidation. If no election is received with respect to a Loan Advance that bears interest at Term SOFR by no later than 12:00 p.m. (New York City Time) on the third (3rd) U.S. Government Securities Business Day prior to the end of the Interest Period with respect thereto, such Loan shall be continued as a Loan that bears interest at Term SOFR at the end of its Interest Period. The Borrower must make such election by notice to Administrative Agent in writing. Notwithstanding the foregoing, at no time shall there be more than ten (10) Loan Advances outstanding at such time that bear interest at Term SOFR; provided, for the avoidance of doubt, following a Consolidation, the applicable Continued Loan Advance and Consolidated Loan Advances shall constitute a single Loan Advance bearing interest at Term SOFR.

(f)  In the event the Collateral Custodian receives instructions from the Collateral Manager or the Borrower which conflict with any instruction received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

bankruptcy and pending lawsuits with respect to the Loan Parties and the results of such search shall be satisfactory to the Administrative Agent;

(n)  The Administrative Agent shall have received (i) all documentation and other information reasonably requested at least five (5) Business Days prior to the Effective Date by the Administrative Agent in its sole discretion with respect to the Borrower and the Collateral Manager under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and (ii) a Beneficial Ownership Certification with respect to the Borrower, in each case, in form and substance reasonably satisfactory to the Administrative Agent; and

(o) The representations and warranties contained in Section 4.1 and Section 4.2 are true, correct and complete in all respects on and as of the Effective Date (other than any representation and warranty that is expressly made as of another specific date which were true, correct, and complete as of such date) and each of the covenants, agreements and undertakings contained in Section 5.1, Section 5.2, Section 5.3 and Section 5.4 are in compliance on and as of the Effective Date.

Section 3.2  Conditions Precedent to All Loan Advances and Acquisitions of Loans.

Each Loan Advance and Swingline Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b) and each Pre-Funded Equity Acquisition (each, a “Transaction”) shall be subject to the further conditions precedent that must be satisfied (or waived in writing by the Lenders):

(a)  With respect to any Loan Advance or Swingline Advance, the Borrower (or the Collateral Manager on the Borrower’s behalf) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), by not later than the deadline set forth in Section 2.2(b) (or such shorter period as may be agreed to by the Administrative Agent and each Lender), a Funding Notice in the form of Exhibit A-1 and a Borrowing Base Certificate updated to the date such Transaction is requested (reflecting any Loans acquired in connection with a Pre-Funded Equity Acquisition that have not yet been reflected on a Borrowing Base Certificate) and giving pro forma effect to such Transaction, executed by the Collateral Manager and the Borrower.

(b)  With respect to any Reinvestment of Principal Collections permitted by Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower (or the Collateral Manager on the Borrower’s behalf) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), on the Measurement Date immediately following such Transaction, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate updated to the date such Transaction is requested and giving pro forma effect to such Transaction, executed by the Collateral Manager and the Borrower.

(c)  On the date of such Transaction the following shall be true and correct, and, other than solely with respect to a Pre-Funded Equity Acquisition, the Borrower and the Collateral Manager shall have certified in the applicable Funding Notice or Reinvestment Notice (provided delivery of a Reinvestment Notice on the Measurement Date immediately following a Reinvestment of Principal Collections or acquisition of Loans in connection with a Substitution shall satisfy this requirement with respect to such Reinvestment of Principal Collections or acquisition of Loans in connection with a Substitution) that all conditions precedent to the requested Transaction have been satisfied and shall thereby be deemed to have certified that:

(i) The representations and warranties contained in Section 4.1 and Section 4.2 are true, correct and complete in all respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is expressly made as of another specific date which were true, correct, and complete in all respects as of such date);

(ii) No event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes an Event of Default, Default, Change of Control, Collateral Manager Termination Event or BDC Coverage Event; and

(iii) On and as of such day, both prior to and immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Availability (or, to the extent permitted under Section 2.9(~~g~~h) or Section 2.14, any existing Borrowing Base Deficiency is reduced to zero);

(d)  The Borrower has not received any notice from any Lender stating that Applicable Law shall prohibit or enjoin the making of such Loan Advance by any Lender or the proposed acquisition of Loans (if any).

(e)  (i) With respect to any Loan Advance or Swingline Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Revolving Period End Date shall not have occurred and (ii) with respect to any Transaction, the Termination Date shall not have occurred;

(f)  With respect to any Eligible Loan transferred by the Transferor (or the Equityholder or any other Affiliate of the Transferor or the Borrower) to the Borrower, such transfer shall be covered by a true sale opinion and non-consolidation opinion as the Administrative Agent may reasonably require, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(g)  The Borrower and the Collateral Manager shall have delivered to the Administrative Agent (and, if applicable, to the Collateral Custodian) all reports required to be delivered as of the date of such Transaction including all deliveries required by Section 2.2;

(h)  In connection with each Loan Advance the proceeds of which are deposited into the applicable Pre-Funded Loan Account in connection with the acquisition of a Pre-Funded Loan, unless otherwise waived by the Administrative Agent in its sole discretion, the Borrower (or the Collateral Manager on its behalf) shall have delivered to the Administrative

Payment Date; provided that, if a Borrowing Base Deficiency has occurred after the applicable Determination Date and remains continuing as of the day that is two (2) Business Days preceding the related Quarterly Payment Date, in each case the Quarterly Payment Date Report shall reflect (or, if already delivered, be revised to reflect) amounts necessary to cure such Borrowing Base Deficiency pursuant to Section 2.7(a)(8). Each such Quarterly Payment Date Report shall contain instructions to the Collateral Custodian to withdraw funds on the related Quarterly Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(ii) [Reserved].

(iii) If and to the extent the Collateral Manager may be required to calculate or to report in a Quarterly Payment Date Report or other accounting hereunder or under the Investment Management Agreement, the Dollar Equivalent of any amount, including the outstanding principal amount of an Eligible Loan, the Loan Advances, the Borrowing Base or other such calculation or amount involving an Approved Foreign Currency, it shall use (A) the Dollar Equivalent identified in or (B) the Assigned Value provided in, as the case may be, the collateral database compiled and delivered (or caused to be compiled and delivered) by the Collateral Custodian to the Collateral Manager for the related collection or reporting period or other such amount as is identified in such calculation or such report by the Collateral Manager.

(iv) In preparing the Quarterly Payment Date Report and other information and statements required hereunder, the Collateral Custodian shall provide the Collateral Manager with such information and data maintained pursuant to the terms of this Agreement to assist the Collateral Manager in preparing the Quarterly Payment Date Report and to the extent required hereunder.

(v) In each Quarterly Payment Date Report, the Collateral Manager shall further include a statement, which may be contained in the Borrowing Base Certificate delivered pursuant to Section 5.1(t) as to the amount and type (whether Principal Collections, Interest Collections or other Collections) of all Collections received since the prior Quarterly Payment Date, all Principal Collections and Interest Collections on deposit as of such Quarterly Payment Date and a detailed aging of each Loan.

(r)  Filing of Financing Statements. The Borrower shall file or cause all appropriate financing statements to be filed on the Effective Date in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect where the Borrower is located (within the meaning of Article 9 of the UCC).

Report”) (a copy of which procedures are attached hereto as Schedule IV, it being understood that the Borrower and the Administrative Agent may provide an updated Schedule IV reflecting any further amendments to such Schedule IV agreed to between the Borrower and the Administrative Agent from time to time) a copy of which shall replace the then existing Schedule IV) to certain documents and records relating to the Collateral and the Loan Parties, compared the information contained in three random Borrowing Base Certificates (provided that the Administrative Agent, in its sole discretion, may elect that such analysis include (x) a smaller number of Borrowing Base Certificates and (y) only a subset of Loans included in each Borrowing Base Certificate) and Quarterly Payment Date Reports, in each case, delivered during the period covered by such Agreed-Upon Procedures Report with such documents and records and that no matters came to the attention of such accountants (or such other party) that caused them to believe that (A) the information and the calculations included in such Borrowing Base Certificates and Quarterly Payment Date Reports were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants (or such other party) shall believe to be immaterial and such other exceptions as shall be set forth in such statement, or (B) a Collateral Manager Termination Event occurred during the applicable reporting period; provided that, if the Administrative Agent has provided written notice to the Borrower that the Administrative Agent has, in its reasonable discretion, elected to directly engage a firm of independent certified public accountants of nationally recognized standing (or any other party identified by the Administrative Agent) to provide an Agreed-Upon Procedures Report for an applicable fiscal year, the Borrower shall not be obligated to separately furnish an Agreed-Upon Procedures Report for such fiscal year;

(vi) promptly, such additional financial and other information as any Lender may from time to time reasonably request (including, upon request, an updated Borrowing Base Certificate);

(vii) [reserved];

(viii)  concurrently with the delivery of the financial statements referred to in Section 5.1(s)(i) and Section 5.1(s)(ii), a fully and properly completed Compliance Certificate in the form of Exhibit F, certified on behalf of the Borrower by a Responsible Officer of the Borrower; and

(ix) on each Quarterly Payment Date Report, a calculation of Available Capital ~~certified~~and a certification by the Fund or the Collateral Manager of compliance with Section 5.3(l) and a calculation of the Total Interest Coverage Ratio to the extent tested pursuant to Section 5.2(o), certified as complete and correct by a Responsible Officer.

(u)  Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect, perfect or more fully evidence the validity and first priority (subject to

Administrative Agent, together with an Indorsement in blank, as collateral security for such Loan.

(c)  Sale and Security Interests. Except as otherwise permitted herein and in respect of any Discretionary Sale, Substitution or sale of a Warranty Loan or a Zero Value Asset, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Borrower will promptly notify the Administrative Agent of the existence of any Lien (other Permitted Liens) on any Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Collateral against all claims of third parties (other than Permitted Liens).

(d)  Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation (other than as permitted pursuant to Section 4.1(t)(iii)).

(e)  Restricted Payments. The Borrower shall not make any Restricted Payments other than distributions of (i) amounts paid to it in accordance with Section 2.7 on a Quarterly Payment Date as set forth in the related Quarterly Payment Date Report, (ii) the proceeds of Loan Advances, (iii) amounts on deposit in the Pre-Funded Loan Account to the extent permitted under clause (y) of the final sentence of Section 2.9(f), (iv) amounts necessary to make a Permitted RIC Distribution on any date other than a Quarterly Payment Date (each, an “Intra-Quarter Permitted RIC Distribution”) if (A) the Collateral Manager provides 5 Business Days’ notice to the Administrative Agent together with a certificate certifying that as of such date of certification, the Borrower expects to, after giving effect to such Intra-Quarter Permitted RIC Distribution and all Collections the Borrower expects to receive by the immediately following Quarterly Payment Date, have sufficient funds to make all payments on such immediately following Quarterly Payment Date to Persons entitled to receive all payments in priority to Permitted RIC Distributions under Section 2.7 (together with a schedule specifying the amount of (x) the Collections that will remain in the Collection Account immediately after such Intra-Quarter Permitted RIC Distribution, (y) the Collections the Borrower expects to receive by the immediately following Quarterly Payment Date and (z) the amounts that would be required to satisfy all payments in priority to Permitted RIC Distributions under Section 2.7 on such immediately following Quarterly Payment Date (assuming for purposes of this clause that the Advances Outstanding (and the rate of Interest incurred) and the Unused Facility Amount (and the rate of Non-Usage Fee incurred) shall remain constant from the date of such certification)) and (B) no Permitted RIC Distribution under this clause (iv) had been made in the applicable calendar year or (v) amounts on deposit in the Pre-Funded Equity Account to the extent such amounts are permitted to be disbursed pursuant to Section 2.9(g) and (vi) amounts disbursed as Monthly Collections Disbursement to the Pre-Funded Equity Account permitted under Section 2.9(b)(ii); provided that distributions may be made under the foregoing clauses (ii), (iii) ~~and~~, (iv), (v) and (vi) only if immediately before and after giving effect to such distribution, (x) the Advances Outstanding shall not exceed Availability and (y) no Default or Event of Default shall exist.

(f)  Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, move (or direct or permit any other

Loan”, and (iv) any Loan described in the foregoing subclause (iii) again satisfies all of the criteria listed in the definition of “Eligible Loan” and the Borrower intends to re-include such Eligible Loan in the calculation of the Borrowing Base.

(k)  Loan Register. The Collateral Manager will maintain, or cause to be maintained, with respect to each Loan a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Loan, (w) the amount of any principal or interest due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Loan received from the related Obligor, (y) the date of origination of such Loan and (z) the maturity date of such Loan.

(l)  Financial Covenant. The Fund and the Borrower shall, in the aggregate, at all times that the Required Funding Amount is the Aggregate Unfunded Exposure Amount, maintain Available Capital in an amount equal to or greater than the Aggregate Permitted DDTL Unfunded Exposure Equity Amount as in effect from time to time.

Section 5.4  Negative Covenants of the Equityholder and the Collateral Manager.

During the Covenant Compliance Period:

(a)  Mergers, Acquisition, Sales, etc. Neither the Equityholder nor the Collateral Manager will consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person (other than, for the avoidance of doubt, Investments) unless the Equityholder or the Collateral Manager, as applicable, is the surviving entity or sell more than fifty percent (50.00%) of its voting securities to any Person and/or such Person’s Affiliates, unless:

(i) the successor entity or acquiring entity has assumed the role of the Collateral Manager or the Equityholder, as applicable, pursuant to a supplemental agreement and has delivered to the Borrower and the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that such supplemental agreement is legal, valid and binding with respect to it and such other matters as the Borrower or the Administrative Agent may reasonably request;

(ii) the Collateral Manager or the Equityholder, as applicable, shall have delivered notice of such consolidation, merger, conveyance or transfer to the Borrower and the Administrative Agent; and

(iii) after giving effect thereto, no Default or Event of Default shall have occurred.

(b)  Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors or any relevant administrative agent, as applicable, regarding payments to be made with respect to the Collateral in accordance with Section 5.1(f) hereof, unless the Administrative Agent has consented to such change.

terminated. After any retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article XI and Sections 12.9 and 12.11 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. Any resignation by Ally Bank as Administrative Agent shall also constitute its resignation as Swingline Lender unless otherwise expressly provided in writing by Ally Bank. If Ally Bank resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to any Swingline Advance made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Advances or fund risk participations in Swingline Advances that are outstanding as of the effective date of such resignation (but not after such date) pursuant to Section 2.2(g). Upon the appointment by the Lenders of a successor Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender and (ii) the retiring Swingline Lender shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents.

Section 11.7 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility as well as activities as the Administrative Agent.

Section 11.8 Payments by the Administrative Agent.

Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon (New York City Time) on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day. The Administrative Agent shall pay amounts owing to each Lender in accordance with the written instructions delivered by each such Lender to the Administrative Agent.

“Value Adjustment Event”, “Credit Quality Deterioration Event”, or “Applicable Collateral Value”, in each case, which would have a material adverse effect on the calculation of the Borrowing Base or the Availability or (ii) “Eligible Loan” in a manner that would reduce or make less restrictive the requirements for a Loan to be an Eligible Loan, in either case without the written consent of each Lender;

(h)  release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender;

(i)  provide for any additional duties or obligations to be performed by the Collateral Custodian or modify the rights of the Collateral Custodian hereunder in any manner materially adverse to the Collateral Custodian without the written consent of the Collateral Custodian;

(j)  provide for any additional duties or obligations to be performed by the Collateral Manager or modify the rights of the Collateral Manager hereunder in any manner materially adverse to the Collateral Manager without the written consent of the Collateral Manager; or

(k)  agree to the subordination of any Lien securing the Obligations without the consent of each Lender;

provided, further, that (i) any amendment of this Agreement that is solely for the purpose of adding a Lender or waiving, extending or postponing any fee to the Administrative Agent may be effected without the written consent of any Lender and, at any time that an Event of Default has occurred and is continuing, the Borrower, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Custodian shall be effective without the written agreement of such Person, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Transaction Document, (iv) no amendment, waiver or modification shall, unless in writing and signed by the Swingline Lender, affect the rights or duties of the Swingline Lender under this Agreement or any other Transaction Document, (v) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of the Borrower or any other Lender and (~~v~~vi) the Administrative Agent, the Collateral Manager and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) (x) if the Administrative Agent and the Borrower shall have jointly identified a facial error or any error or omission of a technical or immaterial nature in any such provision or (y) to add another wholly-owned Subsidiary of the Borrower as a party to the Transaction Documents that is jointly and severally liable for all Obligations with the Borrower. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

ADMINISTRATIVE AGENT, SWINGLINE LENDER AND ARRANGER:

ALLY BANK, as the Administrative Agent, Swingline Lender and Arranger

By:
Name:
Title:

LENDERS:

ALLY BANK, as a Lender

By:
Name:
Title:

[Signatures continued on the following page.]